EXHIBIT 2.1

ASSET PURCHASE AGREEMENT

AMONG

GROVE, INC.,

A Nevada corporation

AND

GROVE ACQUISITION SUBSIDIARY, INC.,

A Nevada corporation

AS BUYING PARTIES

AND

VITAMEDICA CORPORATION,

a California corporation

AND

DAVID RAHM and YVETTE LA-GARDE

AS SELLING PARTIES

AUGUST 1, 2021

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TABLE OF CONTENTS

1.	Defined Terms.	4

2.	Basic Transaction.	4
2.1	Acquired Assets; Excluded Assets.	4
2.2	Assumed Liabilities; Retained Liabilities.	4
2.3	Closing; Place of Closing.	5
2.4	Payment of Purchase Price.	5
2.5	Closing Documents for Closing.	6
2.6	Further Assurances.	8
2.7	Allocation of Purchase Price.	8

3.	Representations and Warranties by the Selling Parties.	8
3.1	Organization, Good Standing and Qualification of Seller.	8
3.2	Authorization of Transaction.	8
3.3	Non-contravention.	9
3.4	Consents.	9
3.5	Brokers’ Fees.	9
3.6	Subsidiaries.	9
3.7	Compliance with Laws; Permits.	9
3.8	Title to Assets.	10
3.9	Condition and Sufficiency of Assets.	10
3.10	Financial Information.	10
3.11	No Undisclosed Liabilities.	10
3.12	Absence of Certain Events.	10
3.13	Inventory.	11
3.14	Employees; Employee Benefits.	11
3.15	Taxes.	11
3.16	Litigation.	12
3.17	Contracts.	12
3.18	Product Warranty.	13
3.19	Product Liability and Product Returns.	13
3.20	Relationships.	14
3.21	Real Property.	14
3.22	Intellectual Property.	14
3.23	GS1 Company Prefix.	15
3.24	IT Assets.	15
3.25	Data Privacy and Security.	16
3.26	Insurance.	16
3.27	Related Party Transactions.	16
3.28	No Material Adverse Change.	16
3.29	Disclosure.	16

4.	Buying Parties’ Representations and Warranties.	17
4.1	Organization of Buyer.	17
4.2	Authorization of Transaction.	17
4.3	Non-contravention.	17
4.4	Brokers’ Fees.	17

5.	Representations and Warranties Concerning Grove Common Stock.	17
5.1	Selling Parties’ Representations and Warranties Concerning Grove Shares.	17
5.2	Grove’s Representations and Warranties Concerning Grove Shares.	19

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6.	Post-Closing Covenants.	19
6.1	Books and Records.	19
6.2	Employees.	20
6.3	Confidential Information.	20
6.4	Unfilled Vendor Purchase Orders.	20
6.5	Non-Use of Name.	20
6.6	Customer Refunds.	20
6.7	Product Warranties for Prior Sales.	20
6.8	Payment of Retained Liabilities.	21
6.9	Post-Closing Correspondence Related to the Business.	21
6.10	Filing of Public Reports.	21
6.11	Restriction or Transfer of Grove Shares.	21
6.12	Auditable Financials.	21
6.13	Finder’s Fee.	21
6.14	Insurance; Products Liability.	22

7.	Survival; Indemnification.	22
7.1	Survival of Representations and Warranties.	22
7.2	Time Limitations for Certain Representations and Warranties.	22
7.3	Indemnification Rights and Obligations.	22
7.4	Limitation on Indemnification Liability.	23
7.5	Materiality Scrape.	24
7.6	No Double Recovery; Effect of Insurance; Third Party Claims.	24
7.7	Setoff.	25
7.8	Exclusive Remedy.	25

8.	Miscellaneous.	25
8.1	Notices.	25
8.2	Jurisdiction, Venue and Service of Process.	26
8.3	Governing Law.	26
8.4	Counterparts.	26
8.5	Independence of Covenants and Representations and Warranties.	27
8.6	Expenses.	27
8.7	Transfer Taxes.	27
8.8	Construction.	27
8.9	Schedules and Exhibits.	27
8.10	Waiver of Jury Trial.	28
8.11	Severability.	28
8.12	Entire Agreement.	28

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ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (the “Agreement”) is made as of the 1st day of August, 2021, by and among GROVE ACQUISITION SUBSIDIARY, INC., a Nevada corporation (the “Buyer”) and GROVE, INC., a Nevada corporation (the “Buyer Stockholder” or “Grove;” collectively Buyer and Grove are the “Buying Parties”); and VITAMEDICA CORPORATION, a California corporation (“Seller”) and DAVID RAHM, individually and YVETTE LA-GARDE, individually (each a “Seller Stockholder” and collectively the Seller and Seller Stockholders are the “Selling Parties”). The Buying Parties and the Selling Parties are referred to collectively herein as the “Parties” and each individually as a “Party.”

RECITALS

The Seller is engaged in the distribution and sale of nutritional supplements and cosmeceuticals (for purposes of this Agreement called the "Business"). The Seller wishes to sell and the Buyer wishes to purchase the Business and the Acquired Assets (as defined herein) for the consideration and on the terms set forth in this Agreement. The principal place of business of Seller is 1140 Highland Avenue, Suite 196, Manhattan Beach, CA 90266.

AGREEMENT

The Parties, intending to be legally bound, agree as follows:

1. Defined Terms.

For purposes of this Agreement, the terms set forth in Exhibit A to this Agreement have the meanings set forth in Exhibit A to this Agreement.

2. Basic Transaction.

2.1 Acquired Assets; Excluded Assets.

(a) Purchase and Sale of Acquired Assets. On and subject to the terms and conditions of this Agreement, Buyer agrees to purchase from Seller, and Seller agrees to sell, transfer, convey, and deliver to Buyer, all of the Acquired Assets at the Closing for the consideration specified below in Section 2.4. The term "Acquired Assets" means all assets of the Seller, other than the Excluded Assets. The Acquired Assets include, without limitation, those set forth on Schedule 2.1(a) hereto. Upon the terms set forth in this Agreement, at the Closing the Seller shall sell, transfer, assign and deliver to Buyer, and Buyer shall purchase, acquire or accept from Seller, all right, title and interest of Seller in and to all of the Acquired Assets free and clear of all Liens.

(b) Excluded Assets. Notwithstanding anything to the contrary in this Agreement, the Acquired Assets shall not include the assets, properties and rights of Seller set forth on Schedule 2.1(b) hereto (collectively, the “Excluded Assets”). The term Excluded Assets includes without limitation cash of Seller.

2.2 Assumed Liabilities; Retained Liabilities.

(a) Assumption of Assumed Liabilities. On and subject to the terms and conditions of this Agreement, Buyer agrees to assume and become responsible for all of the Assumed Liabilities at the Closing. Buyer will not assume or have any responsibility, however, with respect to any other obligation or liability of Seller not included within the definition of Assumed Liabilities. “Assumed Liabilities” means only those Liabilities of Seller set forth on Schedule 2.2(a), which includes a list of the assumed accounts payable of Seller.

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(b) Retained Liabilities.

(i) With the sole exception of the Assumed Liabilities, the Seller shall retain, and the Buyer shall not be obligated to pay, perform or otherwise discharge, any other Liabilities of Seller, whether arising prior to, on or after the Closing Date, whether or not related to the Business and whether or not disclosed to the Buyer (“Retained Liabilities”). The Selling Parties hereby agree to pay and perform when due all of the Retained Liabilities. Notwithstanding anything to the contrary, Retained Liabilities include without limitation the following (i.e., none of the following are being assumed by the Buyer): (1) any obligations of Seller to the shareholders of the Seller and other Affiliates of the Seller; (2) any Liability resulting from, arising out of, relating to, in the nature of, or caused by any breach of contract, breach of warranty, tort, infringement or violation of Applicable Law by Seller relating to the Business prior to or on the Closing Date, (3) all Liabilities to employees or others for employment benefits, employee plan, collective bargaining agreement or other employment related Liabilities incurred or arising prior to or on the Closing Date, (4) all Liability for Taxes due from Seller, and (5) all Liability to indemnify any individual or entity.

(ii) If, after the Closing Date, Buyer receives any invoice or other request for payment for a Retained Liability, then Buyer shall promptly forward such invoice or other request for payment to Seller.

2.3 Closing; Place of Closing.

Subject to the terms and conditions of this Agreement, the closing of the purchase, sale and transactions contemplated by this Agreement (the “Closing”) shall be held simultaneously with the execution and delivery of this Agreement, which is the date of this Agreement first above set forth. The time at which Closing occurs is the “Closing Date,” which, to the extent permitted by Applicable Law shall be treated as being effective as of 11:59 PM on such date. The Closing shall be consummated at the law offices of Averitt & Alford, PA in Jacksonville Beach, Florida or remotely by exchange of documents and signatures (or their electronic counterparts).

2.4 Payment of Purchase Price.

The total purchase price for the Acquired Assets will be as set forth below (the “Purchase Price”). Buyer shall pay the Purchase Price as follows:

(a) Common Stock. At Closing, Buyer shall deliver to Seller $500,000 of Grove's common stock, par value $0.001 per share (the “Grove Common Stock"), valued at the IPO price, which is $5.00 per share (the “Issuance Price”) and results in 100,000 shares of Grove Common Stock, the stock certificates for which shall be issued in book format within five (5) days after Closing.

(b) Promissory Note. At Closing, Buyer shall deliver to Seller a non-negotiable promissory note from Grove in favor of Seller in the original principal amount of $500,000 in substantially the same form as Exhibit B (the “Promissory Note”).

(c) Convertible Note. At Closing, Buyer shall deliver to Seller a non-negotiable convertible promissory note (the “Convertible Note”) from Grove in favor of Seller in the original principal amount of $500,000, convertible at the Seller’s option into Grove Common Stock at $5.00 per share of Grove Common Stock, which Convertible Note shall be in substantially the same form as Exhibit C. The Convertible Note shall be subject to offset for any amounts that Seller owes to Buyer arising from a reduction in Purchase Price due to a negative NWC Adjustment Amount.

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(d) Closing Cash Payment. At Closing, Buyer shall pay $2,000,000 in immediately available U.S. funds to the Seller pursuant to the wire transfer instructions set forth on Exhibit D (the “Closing Cash Payment to Seller”).

(e) Purchase Price Reduction - Revenue Shortfall. If the revenues of the Business during the period commencing on the day of Closing and ending on the first anniversary of the Closing are less than $2,500,000, then the Purchase Price shall be reduced as calculated in accordance with the provisions of Appendix I and the Sellers shall refund that reduction to Buyer.

(f) Purchase Price Adjustment –Working Capital. In accordance with Appendix II, the Purchase Price will be adjusted (positively or negatively) based upon the differences in the book value of the Closing Working Capital (as defined in Appendix II) as compared to a “Benchmark Working Capital” of $573,000 (such difference to be called the “NWC Adjustment Amount”.) If the NWC Adjustment Amount is positive, the Purchase Price will be increased by the NWC Adjustment Amount. If the NWC Adjustment Amount is negative, the Purchase Price will be decreased by the NWC Adjustment Amount. If the Purchase Price increases then Buyer will pay an amount equal to the increase to Seller within five (5) days of a final determination under Appendix II in immediately available U.S. funds. If the Purchase Price decreases then the Seller will pay the amount of the decrease to Buyer within five (5) days of a final determination under Appendix II, which shall first reduce the principal of the Convertible Note (thus reducing the number of shares of Grove Common Stock for which it may be converted) and then the remaining balance (if any) shall be paid by Seller in immediately available U.S. funds to Buyer. For example, if (A) the Closing Working Capital exceeds the Benchmark Working Capital by Three Thousand Dollars ($3,000) then the Purchase Price will increase by Three Thousand Dollars ($3,000); or (B) if the Closing Working Capital is less than the Benchmark Working Capital by Three Thousand Dollars ($3,000) then the Purchase Price decreases by Three Thousand Dollars ($3,000), which reduces the principal of the Convertible Note by that amount.

2.5 Closing Documents for Closing.

In addition to the payments and deliverables at Closing referenced in Section 2.4 above, the Buying Parties and the Selling Parties shall execute (where applicable) this Agreement and the following documents (each, a “Closing Document” and collectively, the “Closing Documents”) and take the following actions at the Closing: The Selling Parties shall deliver to the Buyer:

(i) A Bill of Sale and Assignment in the form of Exhibit E executed by Seller; and

(ii) An Assignment of Patents, Assignment of Servicemarks and Trademarks and Assignment of Copyrights in the form of Exhibits F-1, F-2 and F-3 executed by Seller; and

(iii) Non-Competition Agreements in the form of Exhibit G (the "Selling Parties’ Non-Competition Agreements") executed by each of the Selling Parties; and

(iv) Employment Agreements in the form of Exhibits H-1 and H-2 executed by each of the Seller Stockholders (“the Employment Agreements”)

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(v) An opinion from Seller’s legal counsel in form and substance as set forth in Exhibit I attached hereto, addressed to the Buyer; and

(vi) A certificate executed by the President of Seller certifying that such President has the power and authority to enter into on behalf of Seller this Agreement and the other documents to be executed by Seller pursuant hereto, and to bind Seller hereto and thereto; and

(vii) A Domain Name Assignment in the form of Exhibit J executed by Seller; and

(viii) A list of all Unfilled Vendor Purchase Orders as of the Closing Date, which shall be set forth on Schedule 6.4; and

(ix) such other instruments of conveyance of Seller as Buyer may reasonably request in order to effect the sale, transfer, conveyance and assignment to Buyer of valid ownership of the Acquired Assets; and

(x) deliver possession and control of all of the Acquired Assets of a tangible nature to Buyer; and

(xi) Payoff letters from each Person who has any Lien on or affecting any or all of the Acquired Assets, which letters shall state the outstanding amount of the obligation secured by the Lien (which amount shall be paid by Seller at Closing to such Person) and, after Closing, Seller shall provide copies of executed and filed UCC-3 termination statements and/or similar or other instruments evidencing the satisfaction of such indebtedness or other obligation in each jurisdiction where evidence of such obligation is necessary to perfect such satisfaction; and

(xii) An entity status letter from the State of California Franchise Tax Board confirming that there are no unpaid California taxes for which Buyer may be liable (or its equivalent); and

(xiii) A Transition Services Agreement in the form of Exhibit K executed by Seller;

(xiv) GS1 Company Prefix Release Letter executed by Seller; and

(xv) Such other documents executed by the Selling Parties as may be reasonably requested by the Buyer.

(b) The Buyer shall deliver to the Seller:

(i) The Selling Parties’ Non-Competition Agreements executed by Buyer; and

(ii) The Employment Agreements executed by Buyer; and

(iii) The Transition Services Agreement executed by Buyer; and

(iv) A certificate executed by the President or a Vice President of each of the Buying Parties certifying that such President or Vice President has the power and authority to enter into on behalf of the respective Buying Party this Agreement and the other documents to be executed by that Buying Party pursuant hereto, and to bind the respective Buying Party hereto and thereto.

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2.6 Further Assurances.

Following the Closing Date, at the request of the Buyer, the Selling Parties shall deliver any further instruments of transfer and shall take all such further action as may be necessary or appropriate to vest in the Buyer good title to the Acquired Assets that were to be transferred previously and to effectuate the transactions contemplated herein. Furthermore, following the Closing Date, the Parties agree (i) to use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement; (ii) to execute any documents, instruments or conveyances of any kind which may be reasonably necessary or advisable to carry out any of the transactions contemplated hereunder and thereunder; and (iii) to reasonably cooperate with each other in connection with the foregoing.

2.7 Allocation of Purchase Price.

The Parties agree to allocate the entire Purchase Price among the Acquired Assets and the Selling Parties’ Non-Competition Agreements in accordance with Schedule 2.7 attached hereto for all federal, state and municipal Tax purposes. The Parties agree that all Tax Returns shall be prepared consistent therewith.

3. Representations and Warranties by the Selling Parties.

The Selling Parties jointly and severally represent and warrant to the Buying Parties that the following statements are true and correct as of the date hereof, which is the Closing Date.

3.1 Organization, Good Standing and Qualification of Seller.

Seller is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation, which is the state of California. The Seller is duly qualified to do business in all states where it is required to be so qualified and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. Schedule 3.1 hereof contains a true and accurate list of all jurisdictions in which Seller is qualified to do business as a foreign corporation.

3.2 Authorization of Transaction.

Each Selling Party that is a natural Person has the legal capacity to execute and deliver this Agreement and all Closing Documents to which that Selling Party is a party. Seller has full power and authority (including full corporate or other entity power and authority) to execute and deliver this Agreement and all Closing Documents to which Seller is a party and to perform its obligations under this Agreement and those Closing Documents. Without limiting the generality of the foregoing, the board of directors of Seller as well as all of the Seller Stockholders have duly authorized the execution, delivery, and performance of this Agreement by Seller. This Agreement constitutes the valid and legally binding obligation of Seller and the Selling Stockholders, enforceable in accordance with its terms and conditions.

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3.3 Non-contravention.

Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any Governmental Authority to which Seller is subject or any provision of the Governing Documents of Seller or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Seller is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Lien upon any of its assets). Seller does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any Governmental Authority in order for the Parties to consummate the transactions contemplated by this Agreement.

3.4 Consents.

No license, consent or approval of any Person is required, and no notice is required to be given to any Person, for or in connection with the Selling Parties’ execution and delivery of this Agreement or the Closing Documents or the consummation by the Selling Parties of the transactions contemplated hereby or thereby.

3.5 Brokers’ Fees.

Selling Parties have no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Buyer could become liable or obligated.

3.6 Subsidiaries.

Seller does not have any Subsidiaries. Seller does not own or have any right to acquire, directly or indirectly, any outstanding capital stock of, or equity interest in any Person.

3.7 Compliance with Laws; Permits.

(a) Seller has conducted and operated the Business in compliance with all Applicable Laws.

(b) No event has occurred or circumstance exists that (with or without notice or lapse of time) (i) may constitute or result in a violation by Seller of, or a failure on the part of Seller to comply with, any Applicable Laws; or (ii) may give rise to any obligation on the part of Seller to undertake, or to bear all or any portion of the cost of, any remedial action of any nature; and Seller has not received, at any time since December 31, 2020, any notice or other communication (whether oral or written) from any Governmental Authority or any other Person regarding (1) any actual, alleged, possible or potential violation of, or failure to comply with, any Applicable Laws; or (2) any actual, alleged, possible or potential obligation on the part of Seller to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

(c) Schedule 3.7 lists all Permits of or held by Seller. Each Permit listed in Schedule 3.7 is in full force and effect, and Seller is not in violation of or default under any Permit. No suspension or cancellation of any such Permit has been threatened in writing. The Permits include, but are not limited to, those required in order for Seller to conduct the Business under federal, state, local or foreign statutes, ordinances, orders, requirements, rules, regulations, Environmental, Health, and Safety Requirements and laws pertaining to public health and safety, worker health and safety, buildings, highways or zoning. None of the Permits is subject to termination as a result of the execution of this Agreement or the consummation of the transactions contemplated hereby, and, to Seller’s Knowledge, Buyer will not be required to obtain any further Permits to continue to conduct the Business immediately after the Closing. Seller has not made any false statements on, or omissions from, any notifications, applications, approvals, reports and other submissions to any Governmental Authority or in or from any other records and documentation prepared or maintained to comply with the requirements of any Governmental Authority.

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3.8 Title to Assets.

The Seller has good, marketable and valid title to all of the Acquired Assets, free and clear of any Liens. The Acquired Assets are being transferred to Buyer free and clear of any Liens.

3.9 Condition and Sufficiency of Assets.

The Acquired Assets include all of the assets used in the Business and all of the operating assets of Seller, and are in operating condition and in a state of reasonable maintenance and repair (normal wear and tear excepted), are suitable for the uses for which they are used in the Business, and are not subject to any condition that interferes with the economic value or use thereof. The Acquired Assets are sufficient to operate the Business as presently operated. Since December 31, 2020, no assets have been used in the Business which were or are owned (in whole or in part) by any partner or shareholder of Seller or any Person other than Seller, except as disclosed on Schedule 3.9.

3.10 Financial Information.

(a) Seller has delivered to Buyer the following financial statements and the related statements of income for the period then ended (including the notes thereto; collectively, “Financial Statements”): (x) a balance sheet of Seller as of December 31, 2020 (the “Most Recent Year End Balance Sheet”); and (y) balance sheets of Seller for the fiscal years ended December 31 of 2019 and 2020; and (z) a balance sheet of Seller as at June 30, 2021 (the “Interim Balance Sheet”).

(b) Additionally, as part of the Financial Statements, the Seller has provided to Buyer the following: (i) sales by customer by item of inventory for fiscal year 2020 and January 1 through July 31, 2021; (ii) customer sales by month for fiscal year 2020 and January 1 through July 31, 2021; and (iii) unaudited inventory analysis, as revised, dated July 31, 2021; and (iv) sales by customer in dollars for January 1 through July 31, 2021. The Financial Statements are attached to this Agreement as Schedule 3.10.

(c) The Financial Statements of Seller (including the Interim Balance Sheet) have been prepared from and are in accordance with the historical accounting policies, assumptions, methodologies and practices of Seller, consistently applied, which (i) are consistent with the accounting records of Seller; and (ii) differ from GAAP in a material respect only as set forth in Schedule 3.10(c) hereto.

3.11 No Undisclosed Liabilities.

Seller has no Liabilities, except as set forth on the Interim Balance Sheet and Liabilities entered into in the Ordinary Course of Business since the date of the Interim Balance Sheet, except as set forth in Schedule 3.11.

3.12 Absence of Certain Events.

Since December 31, 2020, the Seller has not:

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(a) sold, assigned, or transferred any assets used in the Business except in the Ordinary Course of Business consistent with past practice;

(b) suffered any damage, destruction or loss, whether or not covered by insurance, or suffered any repeated, recurring or prolonged shortage, cessation or interruption of delivery of supplies or utility services required to conduct the Business, or suffered any change in its financial condition or in the nature of its Business or operations which has had or might have a materially adverse effect on the operations, Acquired Assets or properties of the Seller, taken as a whole, or its Business; or

(c) entered into any transaction with respect to the Business other than in the Ordinary Course of Business consistent with past practices.

3.13 Inventory.

All items of Inventory included in the Acquired Assets which are being purchased by Buyer consist of a quality and quantity usable and, with respect to finished goods, saleable, in the Ordinary Course of Business of Seller. At Closing, Seller shall not be in possession of any Inventory that is not owned solely by Seller (e.g., goods sold by Seller to others). All Inventory at Closing shall have been purchased in the Ordinary Course of Business of Seller at a cost not exceeding market prices prevailing at the time of purchase. The quantities of each item of Inventory being purchased by Buyer (whether raw materials, work-in-process or finished goods) are not excessive but are reasonable in the present circumstances of Seller and the Business. The Inventory is located at the locations set forth on Schedule 3.13.

3.14 Employees; Employee Benefits.

(a) Employees. To the Knowledge of Seller, no executive, key employee, or significant group of employees plans to terminate employment with Seller during the next twelve (12) months. Seller is not a party to or bound by any collective bargaining agreement, nor has Seller experienced any strike or material grievance, claim of unfair labor practices, or other collective bargaining dispute within the past three (3) years. Seller has not committed any material unfair labor practice within the past three (3) years. To the Knowledge of Seller, there is no organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of Seller and no such effort has occurred within the past three (3) years. With respect to this transaction, any notice required under any law or collective bargaining agreement has been given, and all bargaining obligations with any employee representative have been satisfied. Seller has adequately investigated all sexual harassment allegations of which it is or was made aware. With respect to each such allegation, Seller has taken all corrective action necessary under Applicable Law.

(b) Employee Benefits. Schedule 3.14 lists each Employee Plan that Seller maintains or to which Seller contributes or has any obligation to contribute, or with respect to which Seller has any liability. All Employee Plans comply with all Applicable Laws, and all amounts that Seller is responsible for with respect to the Employee Plans that are due and payable have been paid. The liability for all Employee Plans is a Retained Liability.

3.15 Taxes.

(a) Seller has filed all Tax Returns on a timely basis (after taking into account extensions) and has timely paid all Taxes due from Seller. Schedule 3.15 lists all federal, state, local, and non-U.S. Tax Returns required to be filed and those that were actually filed with respect to Seller during the period from January 1, 2020 to Closing. All Taxes and Tax Returns are Retained Liabilities. There is no material dispute or claim concerning any Tax liability of Seller either (A) claimed or raised by any authority in writing or (B) as to which Seller Stockholders or any of the directors or officers of Seller has Knowledge.

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(b) With respect to all sales and operations of the Business prior to the Closing Date with respect to which any Tax Return or Taxes are not yet due, Selling Parties shall file all Tax Returns on a timely basis. Selling Parties shall pay all Taxes on a timely basis.

3.16 Litigation.

Schedule 3.16 sets forth each instance in which Seller is or, at any time during the three (3) years prior to the date of this Agreement, was (i) subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) a party or, to the Knowledge of Seller, threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before (or that could come before) any court or quasi-judicial or administrative agency of any federal, state, local, or non-U.S. jurisdiction or before (or that could come before) any arbitrator.

3.17 Contracts.

Schedule 3.17 lists the following contracts and other agreements to which Seller is a party:

(i) any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments in excess of $1,000.00 per annum;

(ii) any agreement (or group of related agreements) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than 1 year or involve consideration in excess of $1,000.00;

(iii) any agreement concerning a partnership or joint venture;

(iv) any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of $1,000.00 or under which it has imposed a Lien on any of its assets, tangible or intangible;

(v) any material agreement concerning confidentiality or non-competition;

(vi) any material agreement involving any Seller Stockholder and his, her, or its Affiliates (other than Seller);

(vii) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other material plan or arrangement for the benefit of its current or former directors, officers, and employees;

(viii) any collective bargaining agreement;

(ix) any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis providing annual compensation in excess of $30,000.00 or providing material severance benefits;

(x) any agreement under which it has advanced or loaned any amount to any of its directors, officers, and employees outside the Ordinary Course of Business;

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(xi) any agreement under which the consequences of a default or termination could have a Material Adverse Effect;

(xii) any settlement, conciliation or similar agreement with any Governmental Authority or which will involve payment after the execution date of this Agreement;

(xiii) any agreement under which Seller has advanced or loaned any other Person amounts in the aggregate exceeding $1,000.00; or

(xiv) any other agreement (or group of related agreements) the performance of which involves consideration in excess of $1,000.00.

Seller has delivered to Buyer a correct and complete copy of each written agreement listed in Schedule 3.17 and a written summary setting forth the material terms and conditions of each oral agreement referred to in Schedule 3.17. With respect to each such agreement: (A) the agreement is legal, valid, binding, enforceable, and in full force and effect in all material respects; (B) no party is in material breach or default, and no event has occurred that with notice or lapse of time would constitute a material breach or default, or permit termination, modification, or acceleration, under the agreement; and (C) no party has repudiated any material provision of the agreement.

3.18 Product Warranty.

(a) Each Product manufactured, sold, or delivered by the Seller has been in conformity with all contractual commitments in all material respects and all express and implied warranties, and the Seller has not received notice of any Liability (and, to the Selling Parties’ Knowledge, there is no basis for any present or future action, suit, Proceeding, hearing, investigation, charge, complaint, claim, or demand against the Seller giving rise to any Liability) for replacement or repair thereof or other damages in connection therewith.

(b) None of the Products manufactured, sold, leased, licensed or delivered by Seller is subject to any guaranty, warranty, right of return, right of credit or other indemnity other than (i) the applicable standard terms and conditions of sale or lease of the Business, which are set forth in Schedule 3.18, (ii) manufacturers’ warranties for which the Business has no liability or (iii) warranties imposed by Applicable Laws. Schedule 3.18 sets forth the aggregate expenses incurred by Seller in fulfilling its obligations under its guaranty, warranty, right of return and indemnity provisions with respect to the Business during calendar year 2020 and the period in 2021 up to the date of the Interim Balance Sheet.

3.19 Product Liability and Product Returns.

(a) Seller has not received notice of any Liability (and, to Selling Parties’ Knowledge, there is no basis for any present or future action, suit, Proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability) arising out of any injury to individuals or property as a result of the ownership, possession, or use of any Product manufactured, sold, leased, or delivered by the Seller.

(b) Seller does not maintain a reserve for expected product returns and all product returns are accounted for in the period they occur. Except as set forth in Schedule 3.19(b), the Seller has not received any notice of, and to the Knowledge of the Selling Parties, there are not any pending, threatened or potential product returns by any Customer or other individual or entity which purchased, leased or otherwise acquired from Seller any Products. Except as set forth in Seller’s sales and return goods policies, which Buying Parties acknowledge receipt of , the Seller does not have any agreement with a distributor or other reseller permitting a return of unsold Products.

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(c) All Liability for product returns or defective products sold, manufactured or imported (in whole or part) by Seller prior to Closing are Retained Liabilities.

(d) For the year 2020 and the partial year 2021 (prior to Closing), the Product returns and refunds are approximately the same percentage of sales as for prior years, which is Two percent (2%). To the best of Selling Parties’ Knowledge, the Product returns and refunds after the Closing will continue to be approximately the same percentage of sales and Seller has no reason to believe that there will be an increase.

3.20 Relationships.

Except as set forth on Schedule 3.20, there is no dispute or controversy existing between the Seller and any of Seller’s Customers, and no Customer has indicated in writing or otherwise that it intends to discontinue or decrease its purchases from Seller; and there is no dispute or controversy existing between the Seller and any supplier or other contractor. There is no dispute or controversy existing between the Seller and any of Seller’s suppliers, contractors or vendors (each a “Vendor” and collectively, "Vendors"). None of the Vendors has indicated that it intends to discontinue or materially decrease its supplying of products or services for the Business or increase the prices. Since December 31, 2020, there are and have been no renegotiations or attempts to renegotiate or outstanding rights to renegotiate any rights or obligations under any agreement with any Customer or any of the Vendors.

3.21 Real Property.

(a) Seller does not own any real property.

(b) Seller leases the real property located at 22109 S. Vermont Ave., Torrance, CA 90502 pursuant to the Warehouse Lease. A true, accurate and complete copy of the Warehouse Lease is attached as Schedule 3.21. The Warehouse Lease is in full force and effect and there are no breaches under the Warehouse Lease.

3.22 Intellectual Property.

(a) The Seller owns or has the right to use pursuant to license, sublicense, agreement, or permission all Intellectual Property necessary for the operation of the Business as presently conducted and as presently proposed to be conducted. Each item of Intellectual Property owned or used by the Seller immediately prior to the Closing hereunder will be owned or available for use by the Buyer on identical terms and conditions immediately subsequent to the Closing hereunder. The Seller has taken all necessary action to maintain and protect each item of Intellectual Property that it owns or uses. The accounting software, websites and other technology will be transferred to the Buyer.

(b) The Seller has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and the Seller has never received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that the Seller must license or refrain from using any Intellectual Property rights of any third party). To the Knowledge of the Selling Parties, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property of the Seller.

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(c) Schedule 3.22 identifies each patent or registration which has been issued to the Seller with respect to any of its Intellectual Property relating to the Business, identifies each pending patent application or application for registration which the Seller has made with respect to any of its Intellectual Property relating to the Business, and identifies each license, agreement, or other permission which the Seller has granted to any third party with respect to any of its Intellectual Property (together with any exceptions) relating to or used in connection with the Business. The Seller has delivered to the Buyer correct and complete copies of all such patents, registrations, applications, licenses, agreements, and permissions (as amended to date) and has made available to the Buyer correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item. Schedule 3.22 also identifies each trade name or unregistered trademark used by the Seller in connection with any of its businesses. With respect to each item of Intellectual Property required to be identified on Schedule 3.22:

(i) the Seller possesses all right, title, and interest in and to the item, free and clear of any Lien, license, or other restriction;

(ii) the item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

(iii) no action, suit, Proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to the Knowledge of the Selling Parties, is threatened which challenges the legality, validity, enforceability, use, or ownership of the item; and

(iv) the Seller has not ever agreed to indemnify any Person for or against any interference, infringement, misappropriation, or other conflict with respect to the item.

(d) There is no Intellectual Property related to the Business or used by Seller that is owned by any third party except for "off-the-shelf" software that is sold by national retail chain stores (e.g., Best Buy).

(e) The Buyer will not interfere with, infringe upon, misappropriate, or otherwise come into conflict with, any Intellectual Property rights of third parties as a result of the continued operation of the Business by Buyer post-Closing so long as the Business is conducted in the same manner as presently conducted by Seller.

3.23 GS1 Company Prefix.

Selling Parties represent and warrant that Seller is the current registered licensee of GS1 Company Prefix Number 0681148 (the “GS1 Company Prefix”), which is being sold to Buyer as part of the Acquired Assets.

3.24 IT Assets.

None of the computer software, computer hardware (whether general or special purpose), telecommunications capabilities (including all voice, data and video networks) and other similar or related items of automated, computerized, and/or software systems and any other networks or systems and related services that are used by or relied on by Seller in the conduct of the Business (collectively, the “IT Systems”) have experienced bugs, failures, breakdowns, or continued substandard performance in the past twelve (12) months that has caused any substantial disruption or interruption in or to the use of any such IT Systems or data by Seller. The IT Systems are sufficient for the needs of the Business, including as to capacity, scalability, and ability to process current and anticipated peak volumes in a timely manner.

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3.25 Data Privacy and Security.

The Business has complied with and, as presently conducted, is in compliance with, all Data Laws except, in each case, to the extent that a failure to comply would not have a Material Adverse Effect. Seller has complied with, and are presently in compliance with, its and their respective policies applicable to data privacy, data security, and/or personal information except, in each case, to the extent that a failure to comply would not have a Material Adverse Effect. Seller has not experienced any incident in which personal information or other sensitive data was or may have been stolen or improperly accessed, acquired, destroyed, damaged, disclosed, corrupted, or altered, and Seller is not aware of any facts suggesting the likelihood of the foregoing, including without limitation, any breach of security or receipt of any notices or complaints from any Person regarding personal information or other data.

3.26 Insurance.

The Seller maintains general liability insurance on an occurrence basis, which shall remain in effect through and after the Closing Date. Schedule 3.26 sets forth a complete list of, and the following information for, all product liability insurance policies currently in force and those which were in force during any of the last three (3) calendar years, which name the Seller as an insured or beneficiary or as a loss payable payee, or for which the Seller has paid or is obligated to pay all or part of the premiums:

(i) the name, address, and telephone number of the agent;

(ii) the name of the insurer, the name of the policyholder, and the name of each covered insured; and

(iii) the policy number and the period of coverage.

With respect to each currently in force insurance policy, to the Seller’s Knowledge the policy is legal, valid, binding and in full force and effect. Seller shall provide copies of the certificate(s) of insurance for all such currently in force insurance policies to Buyer at Closing.

3.27 Related Party Transactions.

Since December 31, 2020, no Selling Party is now, or has been, the direct or indirect owner of an interest in any Person that is a present or potential competitor, supplier or customer of the Seller (other than non-affiliated holdings in publicly held companies).

3.28 No Material Adverse Change.

Except as set forth in Schedule 3.28, since December 31, 2020, there have been no Material Adverse Changes in the Business, operations, prospects, Acquired Assets, results of operations or condition (financial or otherwise) of Seller, and no event has occurred or circumstances exist that may result in such a Material Adverse Change.

3.29 Disclosure.

No representation or warranty by the Selling Parties in this Agreement (including the schedules and the exhibits attached hereto), or information in any certificate or schedule furnished or to be furnished to the Buyer pursuant hereto, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

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4. Buying Parties’ Representations and Warranties.

The Buying Parties jointly and severally represent and warrant to Selling Parties that the statements contained in this Section 4 are correct and complete as of the date of this Agreement, which is the Closing Date.

4.1 Organization of Buyer.

Each of the Buying Parties is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

4.2 Authorization of Transaction.

Each of the Buying Parties has full power and authority (including full corporate or other entity power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of Buying Parties, enforceable in accordance with its terms and conditions. Buying Parties need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any Governmental Authority in order to consummate the transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement and all other agreements contemplated hereby have been duly authorized by Buying Parties.

4.3 Non-contravention.

Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in Section 2 above), will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any Governmental Authority to which any of the Buying Parties is subject or any provision of either of the Buying Parties’ Governing Documents or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which either of the Buying Parties is a party or by which it is bound or to which any of its assets are subject. Buying Parties do not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any Governmental Authority in order for the Parties to consummate the transactions contemplated by this Agreement (including the assignments and assumptions referred to in Section 2 above).

4.4 Brokers’ Fees.

Except as set forth in Section 6.13, Buying Parties have no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Seller could become liable or obligated.

5. Representations and Warranties Concerning Grove Common Stock.

5.1 Selling Parties’ Representations and Warranties Concerning Grove Shares.

Selling Parties jointly and severally represent and warrant to Buying Parties that the statements contained in this Section 5.1 are correct and complete as of the date of this Agreement, which is the Closing Date.

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(a) Access to Information. Each Selling Party understands that an investment in the Grove Shares involves a high degree of risk and long term or permanent illiquidity, including, risk of loss of their entire investment. Selling Parties have been given full and complete access to the Buyer for the purpose of obtaining such information as each Selling Party or that Selling Party’s qualified representative has reasonably requested in connection with the decision to acquire the Grove Shares. The Selling Parties have received and reviewed copies of the Prospectus. The Selling Parties have been afforded the opportunity to ask questions of the officers of Grove regarding its business prospects, all as each Selling Party (or that Selling Party’s investor’s representatives) has deemed necessary to make an informed investment decision to purchase the Grove Shares.

(b) Restricted Securities. (A) Selling Parties have been advised that none of the Grove Shares have been registered under the Securities Act or any other applicable securities laws. Selling Parties acknowledge that the Grove Shares will be issued as “restricted securities” as defined by Rule 144 promulgated pursuant to the Securities Act. None of the Grove Shares may be resold in the absence of an effective registration thereof under the Securities Act and applicable state securities laws unless, in the opinion of counsel reasonably satisfactory to Grove, an applicable exemption from registration is available; (B) Selling Parties are acquiring the Grove Shares for each Selling Party’s own account, and not as nominee or agent, for investment purposes only and not with a view to, or for sale in connection with, a distribution, as that term is used in Section 2(11) of the Securities Act, in a manner which would require registration under the Securities Act or any state securities laws; (C) each Selling Party understands and acknowledges that the certificates representing the Grove Shares will bear substantially the following legend:

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE LAW, AND NO INTEREST THEREIN MAY BE SOLD, DISTRIBUTED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE TRANSFERRED UNLESS: (i) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS COVERING ANY SUCH TRANSACTION INVOLVING SAID SECURITIES; (ii) THE COMPANY RECEIVES AN OPINION OF LEGAL COUNSEL REASONABLY SATISFACTORY TO THE COMPANY STATING THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION; OR (iii) THE COMPANY OTHERWISE SATISFIES ITSELF THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION.”

and (D) Selling Parties acknowledge that an investment in the Grove Shares is not liquid and is transferable only under limited conditions. Selling Parties acknowledge that such securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Selling Parties are aware of the provisions of Rule 144 promulgated under the Securities Act (“Rule 144”), which permits limited resale of restricted securities subject to the satisfaction of certain conditions and that Rule 144 is not now available and, in the future, may not become available for resale of any of the Grove Shares.

(c) Selling Parties’ Sophistication and Ability to Bear Risk of Loss. Each Selling Party is an Accredited Investor as that term is defined in Regulation D of the Securities Exchange Act, and is able to protect its interests in connection with the acquisition of the Grove Shares and can bear the economic risk of investment in such securities without producing a Material Adverse Change in each respective Selling Party’s financial condition. Each Selling Party, either alone or with Selling Parties’ Representative, otherwise has such knowledge and experience in financial or business matters that said Selling Party is capable of evaluating the merits and risks of the investment in the Grove Shares.

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5.2 Grove’s Representations and Warranties Concerning Grove Shares.

Grove represents and warrants to Selling Parties that the statements contained in this Section 5.2 are correct and complete as of the date of this Agreement:

(a) Capitalization. Grove’s capitalization is set forth in the Prospectus.

(b) Filings with SEC. Grove has filed a prospectus pursuant to SEC Rule 424(b)(4) dated 6/24/2021 (the “Prospectus”). To Grove 's Knowledge, Grove has made all filings (including the Prospectus) with SEC that it has been required to make on or after June 24, 2021 under the Securities Act and the Securities Exchange Act (collectively the “Public Reports”). To Grove’s Knowledge, as of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement) the Prospectus: (i) has complied with the Securities Act and the Securities Exchange Act in all material respects; and (ii) does not contain any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Grove has made available to Selling Parties, through the SEC’s “EDGAR System,” a correct and complete copy of the Prospectus.

(c) Financial Statements. The financial statements included in or incorporated by reference into the Prospectus (including the related notes and schedules) have been prepared in accordance with GAAP throughout the periods covered thereby, and present fairly the financial condition of Grove and its Subsidiaries as of the indicated dates and the results of operations of Grove and its Subsidiaries for the indicated periods; provided, however, that the interim statements are subject to normal year-end adjustments.

(d) Events Subsequent to Most Recent Fiscal Quarter End. To Grove’s Knowledge, since the date of the Prospectus, there has not been any Material Adverse Change.

6. Post-Closing Covenants.

The Parties agree as follows with respect to the period following the Closing:

6.1 Books and Records.

(a) At or promptly after the Closing, Seller will deliver and transfer all the books and records of the Seller that Buyer will need to operate the Business post-Closing. Buyer shall grant reasonable access to Seller for reviewing and copying of those books and records to the extent needed by Seller for preparation of Tax Returns or other legitimate business purposes, subject to the confidentiality obligations set forth in this Agreement. Selling Parties shall grant access to Buying Parties for reviewing and copying of those books and records that are Excluded Assets to the extent requested by Buying Parties for preparation of Tax Returns or other legitimate business purposes, and shall provide Buying Parties with any information stored digitally (e.g., on hard drives or the ‘cloud’) that Buying Parties request for preparation of Tax Returns or other legitimate business purposes.

(b) Except as may otherwise be required by law or agreed to in writing by the parties to this Agreement, Seller shall use reasonable commercial efforts to preserve, until six (6) years after the Closing Date, all information in its possession or control pertaining to the Business prior to the Closing. Notwithstanding the foregoing, in lieu of retaining any specific information, Seller may offer in writing to Buying Parties to deliver such information to Buying Parties, and if such offer is not accepted within 90 days, the offered information may be disposed of at any time.

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6.2 Employees.

Buyer shall offer a minimum one-year of employment on substantially the same terms as presently offered (except for the 401(k) plan) to the following employees: Paige Avery, Marybeth Knight, Elena Pineda, Melanie Sullivan, Julie Seago and Andrea Mangandi. Buyer will use commercially reasonable efforts to engage Stuart Ridge as an employee or independent contractor.

6.3 Confidential Information.

All information pertaining to the Business and Customers and suppliers shall be protected by Seller and the other Selling Parties and kept as confidential, all of which shall be treated as confidential information that is being transferred to the Buyer under this Agreement which is not to be used or disclosed by Selling Parties.

6.4 Unfilled Vendor Purchase Orders.

The Buyer shall accept the shipment of items pursuant to purchase orders to Vendors made by Seller in the Ordinary Course of Business and pay up to the amount for each set forth on Schedule 6.4 (“Unfilled Vendor Purchase Orders”).

6.5 Non-Use of Name.

Selling Parties acknowledge that the “VitaMedica” name and all rights thereto are being transferred to Buyer as part of the Acquired Assets and that none of Selling Parties will use that name or similar name after the Closing. Seller shall change its name within thirty (30) days after Closing to name that is different from and not similar to “VitaMedica Corporation”.

6.6 Customer Refunds.

With respect to sales of Products made prior to Closing, Selling Parties will promptly reimburse Buyer in immediately available funds within ten (10) days of delivery of written notice from Buyer for any claims for refunds by Customers that are authorized by Seller or are in accordance with the agreements with the applicable Customer (even if not authorized by Seller); provided, however, that Buyer shall be responsible for the first $10,000 in the aggregate of those refunds (i.e., Buyer shall not charge Selling Parties for those until the sum of payments and costs exceeds $10,000).

6.7 Product Warranties for Prior Sales.

All Liability for any Warranty Obligations, including product warranties, is a Retained Liability. Any Liability for Products sold prior to Closing, whether arising out of Warranty Obligations or otherwise, are Retained Liabilities and Seller will honor the Warranty Obligations and reimburse Buyer for any that Buyer pays or honors; provided, however, that Buyer shall be responsible for the first $10,000 in the aggregate of those Warranty Obligations claimed against Buyer (i.e., Buyer shall not charge Selling Parties for those honored by Buyer until Buyer’s sum of payments and costs incurred exceeds $10,000 in the aggregate). Buyer agrees to reasonably cooperate with Seller at Seller’s sole cost and expense to assist Seller in servicing and honoring Warranty Obligations.

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6.8 Payment of Retained Liabilities.

Selling Parties shall pay in full the Retained Liabilities. If any such Liabilities are not so paid or provided for, or if Buyer reasonably determines that failure to make any payments will impair Buyer's use or enjoyment of the Acquired Assets or conduct of the Business with the Acquired Assets, Buyer may, at any time after the Closing Date, elect to make all such payments directly (but shall have no obligation to do so) and set off and deduct the full amount of all such payments from any amounts that Buyer is obligated to pay to the Selling Parties.

6.9 Post-Closing Correspondence Related to the Business.

Selling Parties agree that if any mailed correspondence or emails relating to the Acquired Assets or post-Closing matters relating to the Business are received by any Selling Party (or its Affiliate) post-Closing, then the Selling Parties will be responsible to promptly forward those to Buyer within two (2) Business Days at the following physical or email address, as applicable: 1710 Whitney Mesa Drive Henderson, NV 89014 or Andrew.Norstrud@cbd.io.

6.10 Filing of Public Reports.

From the Closing Date until the second anniversary of the Closing Date, so long as the Selling Parties own, collectively, fifty one percent (51%) of the Grove Shares acquired hereby, Grove shall file on a timely basis, any and all filings with SEC that it is required to make or amendments thereto, as it is required to file in order to remain fully current with all of its reporting obligations under the Securities Exchange Act so as to enable sales without resale limitations, pursuant to Rule 144, as amended (“Rule 144 Sales”). Grove shall pay for all opinions or similar letters to its transfer agent, as well as pay for all transfer agent costs, relating to the removal of the Rule 144 restrictive legend on share certificates representing the Grove Shares. For the avoidance of doubt, all references herein to filings to be made on a “timely basis” shall include and mean, any extension periods permissible under Rule 12b-25 of the Securities Exchange Act, provided that Grove has complied with such rule, but not beyond said extension date.

6.11 Restriction or Transfer of Grove Shares.

Selling Parties shall not transfer, assign or convey the Grove Shares within twelve (12) months of issuance of those shares. The Stock Certificates for those shares shall bear a legend to that effect.

6.12 Auditable Financials.

Selling Parties represent, warrant and covenant to Buying Parties that the Seller has the necessary records and documents for auditable financial statements by a certified public accounting firm. Selling Parties shall furnish audited financial statements of the Seller for the fiscal years ended June 30, 2020 and June 30, 2021 to Buyer within sixty (60) days after Closing, which financial statements shall be prepared by an independent accounting firm, the cost of which accounting firm is Buyer’s responsibility through a separate agreement between Buyer and that accounting firm.

6.13 Finder’s Fee.

Buying Parties shall pay Brett Benning a finder’s fee of $70,000 cash consideration and $35,000 of Grove Common Stock with respect to the sale of Acquired Assets contemplated by this Agreement, and shall indemnify, defend and hold Selling Parties harmless from any claims or obligations for Buyer’s failure to pay that finder’s fee.

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6.14 Insurance; Products Liability.

Seller shall maintain in force and effect its product liability insurance on an “claims made” basis until December 31, 2021. Buyer shall maintain in force and effect product liability insurance for Products sold prior to Closing by Seller in the amount of $2,000,000 for a minimum period of three (3) years after December 31, 2021.

7. Survival; Indemnification.

7.1 Survival of Representations and Warranties.

All representations, warranties, covenants and obligations contained in this Agreement and any certificates or other documents delivered pursuant to this Agreement shall survive the Closing Date and the consummation of the transactions contemplated herein, provided however that claims for breach of the representations and warranties in Sections 3, 4 and 5 of this Agreement are subject to the time limitations of Section 7.2 below.

7.2 Time Limitations for Certain Representations and Warranties.

(a) Claims by the Buyer for breach of the following representations and warranties must be made within the following time periods:

(i) For those representations and warranties in Sections 3.6, 3.7, 3.9 through 3.14 inclusive, and 3.16 through 3.29 inclusive (collectively the “Non-Fundamental Representations and Warranties”) inclusive, prior to midnight of the first (1st) anniversary of the Closing Date;

(ii) For all other representations and warranties in Section 3 (collectively the “Fundamental Representations and Warranties), prior to expiration of the applicable statute of limitations; and

(iii) For representative and warranties of the Selling Parties in Section 5, prior to expiration of the applicable statute of limitations

(b) Claims by the Selling Parties for breach of Buying Parties’ representations and warranties in Sections 4 and 5 must be made prior to expiration of the applicable statute of limitations.

(c) Notwithstanding the above, the survival period for misrepresentations or breaches of representations and warranties arising out of Special Misconduct by any Party is extended to be the expiration date of the applicable statutes of limitation (including any extension thereto). The covenants and agreements of the Parties shall survive the Closing in accordance with their terms.

7.3 Indemnification Rights and Obligations.

(a) Subject to the provisions of Sections 7.3 to 7.8, the Selling Parties hereby agree to jointly and severally indemnify the Buying Parties fully and hold harmless each of the Buying Parties and their respective direct shareholders, members or partners, managers, directors, officers and employees (collectively, the “Indemnified Buyers” and singularly each an “Indemnified Buyer”) harmless for, and will pay to the Indemnified Buyers the amount of, any loss, liability, claim, damage, diminution in value or expense, including, without limitation, the costs of reasonable attorneys' or accountants' fees related thereto, whether or not involving a Third-Party Claim (collectively “Damages”), arising from or in connection with:

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(i) any breach or inaccuracy of any representation or warranty made by any of the Selling Parties in this Agreement (subject to the time limitations set forth in Section 7.2 above) or any certificate or any Closing Document delivered pursuant hereto;

(ii) the failure of any of the Selling Parties to comply with any covenants, agreements or obligations made by Seller and/or any other Selling Parties in this Agreement;

(iii) Any Retained Liabilities; or

(iv) Any Liability arising out of or attributable to the operation of the Business, or the ownership of the Acquired Assets or sale of Products by Seller, prior to Closing, except for those Assumed Liabilities of Seller expressly assumed by Buyer under this Agreement.

(b) Subject the provisions of Sections 7.3 to 7.8, the Buying Parties hereby agree to indemnify fully and hold harmless each of the Selling Parties and their respective direct shareholders, members or partners, managers, directors, officers and employees (together with the Selling Parties, called the “Indemnified Sellers”) harmless for, and will pay to the Indemnified Sellers the amount of any Damages arising from or in connection with:

(i) any breach or inaccuracy of any representation or warranty made by either of the Buying Parties in this Agreement (subject to the time limitations set forth in Section 7.2) above or any certificate or Closing Document delivered pursuant hereto; or

(ii) the failure of either of the Buying Parties to comply with any covenants, agreements or obligations made by such Buying Party in this Agreement;

(iii) Any Liability arising out or attributable to the operation of the Business, or the ownership of the Acquired Assets by the Buyer, after the Closing or sale of Products by Buyer after Closing other than (1) Retained Liabilities; and (2) that described in Section 7.3(a)(iv) above.

7.4 Limitation on Indemnification Liability.

(a) Selling Parties shall not have any obligation to indemnify Indemnified Buyer for a breach of any of the Non-Fundamental Representations and Warranties of Selling Parties until the Indemnified Buyers have collectively suffered Damages arising out of or in connection with all such breaches (of those Non-Fundamental Representations and Warranties), in the aggregate, in excess of Twenty Thousand Dollars ($20,000) ("Indemnification Basket") after which point Selling Parties will be obligated to indemnify the respective Indemnified Buyers from and against all such Damages as provided herein in their totality including the Indemnification Basket amount (i.e., as incurred, from and including the "first dollar" of such Damages).

(b) There will be an aggregate ceiling ("Indemnification Ceiling") on the obligation of the Selling Parties to indemnify the Indemnified Buyers from and against Damages arising out of or in connection with breaches of any of the Non-Fundamental Representations and Warranties; such Indemnification Ceiling being an amount equal to the Purchase Price.

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(c) Notwithstanding the above, this Section 7.4 shall not apply to any breach or inaccuracy of a Non-Fundamental Representation and Warranty of Selling Parties that is based on Special Misconduct.

7.5 Materiality Scrape.

For purposes of this Section 7, any breach of or inaccuracy in any representation or warranty shall be determined without regard to any materiality, Material Adverse Change, any material respect or other similar qualification contained in or otherwise applicable to such representation or warranty.

7.6 No Double Recovery; Effect of Insurance; Third Party Claims.

(a) In the event an Indemnified Buyer recovers Damages in respect of an indemnification claim, no other Indemnified Buyer, as applicable, may recover the same Damages in respect of an indemnification claim under this Agreement. Additionally, no Indemnified Person is entitled to a double recovery of the same Damages.

(b) In the event an Indemnified Seller recovers Damages in respect of an indemnification claim, no other Indemnified Seller, as applicable, may recover the same Damages in respect of an indemnification claim under this Agreement. Additionally, no Indemnified Seller is entitled to a double recovery of the same Damages.

(c) Any Damages subject to indemnification pursuant to this Agreement will (1) be net of insurance proceeds received by the Indemnified Person that actually reduce the amount of the Damages (“Insurance Proceeds”) and, (2) be net of any proceeds actually received by the Indemnified Person from any third party for indemnification for such Damages that reduce the amount of the Damages (“Third Party Proceeds”). Accordingly, the amount which any Indemnifying Person is required to pay pursuant to this Agreement to any Indemnified Person pursuant to this Agreement will be reduced by any Insurance Proceeds or Third Party Proceeds theretofore actually recovered by or on behalf of the Indemnified Person in respect of the related Damages. If an Indemnified Person receives a payment required by this Agreement from an Indemnifying Person in respect of any Damages (an “Indemnity Payment”) and subsequently receives Insurance Proceeds or Third Party Proceeds for those same Damages, then the Indemnified Person will pay to the Indemnifying Person an amount equal to the excess of the Indemnity Payment received over the amount of the Indemnity Payment that would have been due if the Insurance Proceeds or Third Party Proceeds had been received, realized or recovered before the Indemnity Payment was made.

(d) An insurer who would otherwise be obligated to pay any claim shall not be relieved of the responsibility with respect thereto or, solely by virtue of the indemnification and contributions provisions hereof, have any subrogation rights with respect thereto. The Indemnified Person shall use commercially reasonable efforts to seek to collect or recover any third-party Insurance Proceeds and any Third Party Proceeds to which the Indemnified Person is entitled in connection with any Damages for which the Indemnified Person seeks contribution or indemnification pursuant to this Agreement; provided, that the Indemnified Person’s inability to collect or recover any such Insurance Proceeds or Third Party Proceeds shall not limit the Indemnifying Person’s obligations hereunder.

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7.7 Setoff.

Upon notice to Seller from either Buying Party specifying in reasonable detail the basis therefor, Buying Parties may withhold and set off any amount to which they may be entitled under this Section 7 (or any other agreement entered into pursuant to this Agreement, or otherwise) against the Seller or any of the Selling Parties against amounts otherwise payable under the Convertible Note, regardless of whether any Selling Party disputes such setoff claim, or whether such setoff claim is for a contingent or an unliquidated amount. The exercise of such right of setoff by a Buying Party in good faith, whether or not ultimately determined to be justified, will not constitute an event of default under the Promissory Note or Convertible Note. Neither the exercise of nor the failure to exercise such right of setoff will constitute an election of remedies or limit any of the Buying Parties in any manner in the enforcement of any other remedies that may be available to them. The Parties acknowledge that Buyer is not the maker of the Convertible Note, but is a Subsidiary of Grove, which is the maker of the Promissory Note or the Convertible Note, and Grove is entitled to make a setoff with respect to claims for indemnification that Buyer or Grove assert against any Selling Party.

7.8 Exclusive Remedy.

With the exception of a Party’s ability to recover for any claim for Special Misconduct related to this Agreement or any Closing Document or the transactions contemplated hereby or thereby, the indemnification provisions set forth in this Section 7 of this Agreement shall be the sole and exclusive remedy of any Party with respect to any and all monetary claims for any breach or nonperformance by any other Party of any representation, warranty, covenant or agreement contained herein; provided, however, nothing shall limit any Party’s right to seek and obtain any equitable relief to which it may be entitled.

8. Miscellaneous.

8.1 Notices.

All notices, demands and other communications hereunder shall be in writing and (a) delivered in person, (b) mailed by first class certified mail, postage prepaid, return receipt requested, (c) sent by electronic (email) transmission or (d) sent by overnight courier (e.g., FedEx) or other overnight courier of national reputation, in each case, addressed as follows:

To Selling Parties at:

David H. Rahm, M.D. and Yvette La-Garde

VitaMedica Corporation

946 10th Street

Manhattan Beach, CA 90266

Email: david@vitamedica.com

With a copy to:

Steven E. Burton, Esq.

Speciale & Burton, APC

21243 Ventura Blvd., Ste. 210

Woodland Hills, CA 91364

Fax: (818) 884-0806

Email: sburton@speciale-burton.com

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To the Buyer at:

Grove, Inc.

Attn: Andrew Norstrud

1710 Whitney Mesa Drive

Henderson, NV 89014

With a copy to:

Averitt & Alford, PA

Attn: Barry C. Averitt

472 Osceola Avenue

Jacksonville Beach, FL 32250

Fax No.: 904-758-0546

Each Party may change its address for notices by giving notice thereof in accordance with this Section 8.1. Each such notice or communication will be effective: (i) if given in person, upon delivery or refusal of delivery; (ii) if given by certified mail upon on the date of delivery or refusal of delivery as evidenced by the return receipt; or (iii) if given by overnight courier on the date delivery or refusal of delivery as evidenced by the records of such overnight courier.

8.2 Jurisdiction, Venue and Service of Process.

The Parties agree that the courts of the State of Nevada and the federal courts of the United States located in the State of Nevada shall have non-exclusive jurisdiction over any dispute, claim or controversy which may arise involving this Agreement or its subject matter. The Parties waive any defense of lack of personal jurisdiction that any of them may have otherwise had to an action brought in Nevada. The Parties agree that exclusive venue shall lie solely in the appropriate federal or state court located in Clark County, Nevada; provided that this provision shall not prohibit a Party from commencing an action in any court with appropriate jurisdiction for the purpose of enforcing this choice of venue provision, and bringing such an action shall not serve to waive such Party’s rights under the choice of venue provision. The Parties irrevocably submit and consent to the above jurisdiction and chosen venue and waive any right they may have to bring or maintain an action in any other jurisdiction or venue or seek any change of jurisdiction or venue or that such venue is inconvenient. The Parties agree that service of process in any Proceeding in any such court may be effected by Certified Mail at the addresses and in the manner set forth for notices in Section 8.1 of this Agreement.

8.3 Governing Law.

The validity and construction of this Agreement shall be governed by the laws of the State of Nevada, without reference to its principles of conflicts of law.

8.4 Counterparts.

This Agreement may be executed and delivered (including by facsimile, pdf or other form of electronic transmission) in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

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8.5 Independence of Covenants and Representations and Warranties.

All covenants hereunder shall be given independent effect so that if a certain action or condition constitutes a default under a certain covenant, the fact that such action or condition is permitted by another covenant shall not affect the occurrence of such default, unless expressly permitted under an exception to such initial covenant. In addition, all representations and warranties hereunder shall be given independent effect so that if a particular representation or warranty proves to be incorrect or is breached, the fact that another representation or warranty concerning the same or similar subject matter is correct or is not breached shall not affect the incorrectness of or a breach of a representation and warranty hereunder.

8.6 Expenses.

Each Party hereto shall pay all expenses incurred by it in connection with the negotiation, execution and performance of this Agreement, whether or not the transactions contemplated herein are consummated, including the fees and expenses of the counsel and accountants of each. Notwithstanding the foregoing, if any enforcement or legal action or other Proceeding is brought or any post-closing dispute arises under this Agreement, in addition to any other relief to which the successful or prevailing party or parties (the “Prevailing Party”) is entitled, the Prevailing Party shall be entitled to recover, and the non-Prevailing Party shall pay to the Prevailing Party, all (i) reasonable attorney’s fees of the Prevailing Party (including paralegal fees, investigative fees, expert witness fees, administrative costs, disbursements and all other reasonable charges billed by the attorney(s) to the Prevailing Party), (ii) court costs, and (iii) expenses, even if otherwise not recoverable by law as court costs (including without limitation all fees, costs and expenses incident to appellate, bankruptcy and post judgment Proceedings), incurred in that action, Proceeding or dispute and all appellate Proceedings.

8.7 Transfer Taxes.

Any United States or federal, state or local, sales, use, transfer, transfer gains or similar Taxes payable in connection with the sale and purchase of the Acquired Assets shall be paid equally by Seller and Buyer (i.e., each shall pay 50%).

8.8 Construction.

The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. Where used in this Agreement, the word “entity” shall mean any corporation (including without limitation non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association or other entity.

8.9 Schedules and Exhibits.

Any appendices, schedules, and exhibits that are referenced in this Agreement as being attached to this Agreement are incorporated herein by reference.

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8.10 Waiver of Jury Trial.

THE PARTIES HEREBY AGREE THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR OUT OF THE RELATIONSHIP ESTABLISHED BY THIS AGREEMENT WOULD INVOLVE COMPLICATED AND DIFFICULT FACTUAL AND LEGAL ISSUES AND THAT, THEREFORE, ANY ACTION BROUGHT BY ANY OF THE SELLING PARTIES AGAINST ANY OF THE BUYING PARTIES OR BROUGHT BY ANY OF THE BUYING PARTIES AGAINST ANY OF THE SELLING PARTIES, IN EACH CASE WHETHER ALONE OR IN COMBINATION WITH OTHERS, WHETHER ARISING OUT OF THIS AGREEMENT OR OTHERWISE, SHALL BE DETERMINED BY A JUDGE SITTING WITHOUT A JURY. ACCORDINGLY, EACH PARTY, TO THE EXTENT PERMITTED BY LAW, HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ITS RIGHT TO A TRIAL BY JURY IN ANY LEGAL ACTION OR OTHER LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTION IT CONTEMPLATES, WHETHER IN CONTRACT, TORT OR OTHERWISE.

8.11 Severability.

If any provision of this Agreement is held invalid, illegal or unenforceable as written, (i) the remaining provisions of this Agreement shall remain in full force and shall not be affected in any way and (ii) the Parties agree that the court interpreting this Agreement shall have the power and authority to reduce the scope or duration of the provision found unenforceable, as the case may be, so that in its reduced form it is and shall be enforceable to the fullest extent permitted by Applicable Law.

8.12 Entire Agreement.

This Agreement and the other Closing Documents contain the entire understanding of the Parties and shall not be amended except by a written instrument hereafter signed by the Parties.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the Parties have duly executed this Agreement or caused this Agreement to be executed the day and year first above written.

“SELLER”

VITAMEDICA CORPORATION, a California corporation

By:
Print Name:
Title:

“SELLER STOCKHOLDERS”

DAVID RAHM, individually

YVETTE LA-GARDE, individually

“BUYER”

GROVE ACQUISITION SUBSIDIARY, INC., a Nevada corporation

By:
Print Name:
Title:

“GROVE”

GROVE, INC., a Nevada corporation

By:
Print Name: _______________________________________________________
Title:

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EXHIBIT A

DEFINED TERMS

“Accredited Investor” has the meaning set forth in Regulation D promulgated under the Securities Act.

"Acquired Assets" has the meaning set forth in Section 2.1(a) of this Agreement.

“Adjusted Revenue” has the meaning set forth in Appendix II.

“Affiliate” shall mean, with respect to a specified Person, a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified.

“Applicable Laws” means federal, state, local or other governmental laws or ordinances and all orders, rules and regulations of federal, state, local or other Governmental Authority applicable to a Person or matter.

“Assumed Liabilities” shall have the meaning set forth in Section 2.2(a) of this Agreement.

“Benchmark Working Capital” has the meaning set forth in Section 2.4(f) of this Agreement.

"Business" has the meaning set forth in the Recitals of this Agreement.

“Business Day” means any day other than (a) Saturday or Sunday or (b) any other day on which national banks in Las Vegas, Nevada are generally permitted or required to be closed.

"Buyer" has the meaning set forth in the Preamble of this Agreement.

“Closing” has the meaning set forth in Section 2.3 of this Agreement.

“Closing Cash Payment” has the meaning set forth in Section 2.4(d) of this Agreement.

“Closing Date” has the meaning set forth in Section 2.3 of this Agreement.

“Closing Documents” has the meaning set forth in Section 2.5 of this Agreement.

“Closing Working Capital” has the meaning set forth in Section 2.4(f) of this Agreement.

“Convertible Note” has the meaning set forth in Section 2.4(c) of this Agreement.

"Customers" means any customer of the Business.

“Damages” has the meaning set forth in Section 7.3 of this Agreement.

‘‘Data Laws’’ means laws, regulations, guidelines, and rules in any jurisdiction (federal, state, local, and non-U.S.) applicable to data privacy, data security, and/or personal information, as well as industry standards applicable to Seller.

“EDGAR System” means the Electronic Data Gathering, Analysis, and Retrieval system, which performs automated collection, validation, indexing, acceptance, and forwarding of submissions by companies and others who are required by law to file forms with the U.S. Securities and Exchange Commission.

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"Employee Plans" shall mean all "employee benefit plans" as defined by Section 3(3) of the Employee Retirement Income Security Act of 1974 (and any sections of the Internal Revenue Code (the “Code”) amended by it) and all regulations promulgated thereunder, as the same have from time to time been amended, all specified fringe benefit plans as defined in Section 6039D of the Code, as well as all other bonus, incentive-compensation, deferred-compensation, profit-sharing, stock-option, stock-appreciation-right, stock-bonus, stock-purchase, employee-stock-ownership, savings, severance, change-in-control, supplemental-unemployment, layoff, salary-continuation, retirement, pension, health, life-insurance, disability, accident, group-insurance, vacation, holiday, sick-leave, fringe-benefit or welfare plan, and any other employee compensation or benefit plan, agreement, policy, practice, commitment, contract or understanding (whether qualified or nonqualified, currently effective or terminated, written or unwritten) and any trust, escrow or other agreement related thereto that (i) is maintained or contributed to by Seller or any Affiliate or has been maintained or contributed to in the last six (6) years by Seller or any Affiliate, or with respect to which Seller or any Affiliate has or may have any liability, and (ii) provides benefits, or describes policies or procedures applicable to any current or former director, officer, employee or service provider of Seller or any Affiliate, or the dependents of any thereof, regardless of how (or whether) liabilities for the provision of benefits are accrued or assets are acquired or dedicated with respect to the funding thereof.

“Environmental, Health, and Safety Requirements” means, whenever in effect, all federal, state, local, and non-U.S. statutes, regulations, ordinances, and other provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations, and all common law concerning public health and safety, worker health and safety, product safety, pollution, or protection of the environment, including, without limitation, all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, exposure to, or cleanup of any hazardous materials, substances, wastes, chemical substances, mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise, odor, mold, or radiation. Environmental, Health, and Safety Requirements include the Consumer Product Safety Improvement Act and California Proposition 65.

"Excluded Assets" has the meaning set forth in Section 2.1(b) of this Agreement.

“Fraud” means common law fraud with the intent to deceive, or aiding and abetting such fraud, committed by any Party, or any of their respective officers, directors, employees or agents or representatives acting at the direction or with the Knowledge of such Party.

“Fundamental Representations and Warranties” has the meaning set forth in Section 7.2(a)(ii) of this Agreement.

‘‘GAAP’’ means U.S. generally accepted accounting principles as in effect from time to time, consistently applied.

"Governing Documents" means with respect to any entity, (a) if a corporation, the articles, articles of association or certificate of incorporation and the bylaws; (b) if a general partnership, the partnership agreement and any statement of partnership; (c) if a limited partnership, the limited partnership agreement and the certificate of limited partnership; (d) if a limited liability company, the articles of organization and operating agreement; (e) if another type of Person, any other charter or similar document adopted or filed in connection with the creation, formation or organization of the Person; (f) all equity holders' agreements, voting agreements, voting trust agreements, joint venture agreements, registration rights agreements or other agreements or documents relating to the organization, management or operation of any Person or relating to the rights, duties and obligations of the equity holders of any Person; and (g) any amendment or supplement to any of the foregoing.

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“Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any arbitrator, court or tribunal of competent jurisdiction.

“Grove” has the meaning set forth in the Preamble of this Agreement.

“Grove Shares” means the shares of Grove Common Stock issued to Seller pursuant to this Agreement, including any issued pursuant to the Convertible Note.

“Indemnification Basket” has the meaning set forth in Section 7.4(a) of this Agreement.

“Indemnification Ceiling” has the meaning set forth in Section 7.4(b) of this Agreement.

“Indemnified Buyers” has the meaning set forth in Section 7.3(a) of this Agreement.

“Indemnified Sellers” has the meaning set forth in Section 7.3(b) of this Agreement.

“Indemnity Payment” has the meaning set forth in Section 7.6(c) of this Agreement.

“Independent Accountants” means BF Borgers CPA PC certified public accountants, or such other accountants as are mutually agreed to by Buyer and Seller in writing.

“Insurance Proceeds” has the meaning set forth in Section 7.6(c) of this Agreement.

"Intellectual Property" means any and all intellectual property including without limitation any and all: (a) patents (including utility patents, design patents, industrial designs and utility models) and patent applications (including docketed patent disclosures awaiting filing, reissues, divisions, continuations, continuations-in-part and extensions), patent disclosures awaiting filing determination, inventions, discoveries and improvements thereto, whether or not patentable; (b) trademarks, service marks, trade names, trade dress, logos, business, business entity and product names, all fictitious business names, slogans, and registrations and applications for registration thereof; (c) copyrightable works, copyrights and all applications (including software), copyrightable subject matter in any tangible medium of expression (whether or not a published work), and any registrations thereof; (d) inventions (whether or not reduced to practice or patentable), processes, designs, formulae, discoveries, trade secrets, know-how, industrial models, confidential and technical information, manufacturing, engineering and technical drawings, plans, drawings or blueprints, product specifications and confidential business information, under the laws of the United States and, as applicable, the laws of any other states as may apply; (e) intellectual property rights similar to any of the foregoing; and (f) copies and tangible embodiments thereof (in whatever form or medium, including electronic media), including without limitation websites and domain names as applicable.

"Interim Balance Sheet" has the meaning set forth in Section 3.10(a) of this Agreement.

“Inventory” means all inventory of Seller, including finished goods and work in process.

“IT Systems” has the meaning set forth in Section 3.24 of this Agreement.

“Knowledge” of a specified Person (or similar references to a Person’s knowledge) means all information and facts known to: (a) in the case of a Person who is an individual, such Person; (b) in the case of the Seller and Selling Parties, David Rahm and Yvette La-Garde; and (c) in the case of Buyer, Andrew Norstrud. An individual (including those specifically named in the preceding sentence in the case of Seller or Buyer) will be deemed to have knowledge of a particular fact or other matter if (i) that individual is actually aware of that fact or matter; or (ii) a prudent individual could be expected to discover or otherwise become aware of that fact or matter in the course of conducting a reasonably comprehensive investigation regarding the accuracy of any representation or warranty in this Agreement.

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"Liability" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute, fixed or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, secured or unsecured, and whether due or to become due), including any liability for Taxes. “Liabilities” is the plural of “Liability”.

“Lien” means any mortgage, pledge, lien, encumbrance, charge, claim, title retention agreement or other security interest or arrangement.

‘‘Material Adverse Effect’’ or ‘‘Material Adverse Change’’ means any effect or change that would be materially adverse to or would likely have a material adverse impact or effect on the business, assets, condition (financial or otherwise), operating results, operations, or business prospects of Seller, taken as a whole, or to the ability of any Party to consummate timely the transactions contemplated hereby or the rights or remedies of a Party under any of the Closing Documents.

“Most Recent Year End Balance Sheet" has the meaning set forth in Section 3.10(a) of this Agreement.

“Non-Fundamental Representations and Warranties” has the meaning set forth in Section 7.2(a)(i) of this Agreement.

“NWC Adjustment Amount has the meaning set forth in Section 2.4(f) of this Agreement.”

“Objection Statement” has the meaning set forth in Section 3(b) of Appendix II.

“Ordinary Course of Business” means an action taken by a Person if that action (a) is consistent in nature, scope and magnitude with the past practices of such Person and is taken in the ordinary course of the normal, day-to-day operations of such Person; (b) if such Person is a corporation or other entity, does not require authorization by the board of directors of such corporation or the manager or board of managers or similar governing body of a limited liability company or other entity (or by any Person or group of Persons exercising similar authority) and does not require any other separate or special authorization of any nature; and (c) is similar in nature, scope and magnitude to actions customarily taken, without any separate or special authorization, in the ordinary course of the normal, day-to-day operations of other Persons or entities that are in the same line of business as such Person or entity.

“Party” and “Parties” have the meanings set forth in the Preamble of the Agreement.

“Permits” shall mean all permits, clearances, approvals, licenses, franchises or authorizations from any Governmental Authority relating to (i) the use, maintenance or occupation of the real property pursuant to the Warehouse Lease, (ii) the manufacturing, sale, distribution, advertising or promotion of the Products by the Seller, or (iii) any operations of the Business prior to the Closing Date.

"Person" means an individual, partnership, corporation, business trust, limited liability company, limited liability partnership, joint stock company, trust, unincorporated association, joint venture or other entity or a Governmental Authority.

“Prevailing Party” has the meaning set forth in Section 8.6 of this Agreement.

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"Proceeding" means any action, arbitration, audit, hearing, investigation, litigation or suit (whether civil, criminal, administrative, judicial or investigative, whether formal or informal, whether public or private) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Authority or arbitrator.

"Products" means any products that are or have been advertised, marketed or sold as part of the Business by Seller.

“Promissory Note” has the meaning set forth in Section 2.4(b) of this Agreement.

“Prospectus” has the meaning set forth in Section 5.2(b) of this Agreement.

“Purchase Price” has the meaning set forth in Section 2.4 of this Agreement, subject to adjustment as set forth in this Agreement.

“Remaining Disputed Issues” has the meaning set forth in Section 3(c) of Appendix II.

“Retained Liabilities” has the meaning set forth in Section 2.2(b) of this Agreement.

“Rule 144” has the meaning set forth in Section 5.1(b).

“Rule 144 Sales” has the meaning set forth in Section 6.10.

“SEC” means the Securities and Exchange Commission.

‘‘Securities Act’’ means the Securities Act of 1933, as amended.

‘‘Securities Exchange Act’’ means the Securities Exchange Act of 1934, as amended.

“Seller” has the meaning set forth in the Preamble of this Agreement.

“Selling Parties” has the meaning set forth in the Preamble of this Agreement.

"Selling Parties’ Non-Competition Agreement" has the meaning set forth in Section 2.5(a)(iii) of this Agreement.

“Selling Parties’ Representative” means David H. Rahm, M.D. and Yvette La-Garde.

“Special Misconduct” means Fraud, willful misconduct, intentional misrepresentation or criminal conduct by, for or on behalf of any Selling Party.

‘‘Subsidiary’’ means, with respect to any Person, any corporation, limited liability company, partnership, association, or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof or (ii) if a limited liability company, partnership, association, or other business entity (other than a corporation), a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof and for this purpose, a Person or Persons own a majority ownership interest in such a business entity (other than a corporation) if such Person or Persons shall be allocated a majority of such business entity’s gains or losses or shall be or control any managing director or general partner of such business entity (other than a corporation). The term ‘‘Subsidiary’’ shall include all Subsidiaries of such Subsidiary.

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"Tax" means any income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, property, environmental, vehicle or other title or registration, capital stock, franchise, employee's income withholding, foreign or domestic withholding, real property, personal property, sales, use, transfer, value added and other tax, fee, assessment, levy, tariff, charge or duty of any kind whatsoever, and any interest, penalty, addition or additional amount thereon imposed, assessed or collected by or under the authority of any Governmental Authority or other government official of any of the foregoing.

"Tax Return" means any return (including any information return), report, statement, schedule, notice, form, declaration, claim for refund or other document or information that is required to be filed with or submitted in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration or enforcement of or compliance with any Tax.

"Third Party" means a Person that is not a Party.

“Third Party Proceeds” has the meaning set forth in Section 7.6(c) of this Agreement.

“Unfilled Vendor Purchase Orders” has the meaning set forth in Section 6.4 of this Agreement.

“Vendor” has the meaning set forth in Section 3.20 of this Agreement.

“Warehouse Lease” means that certain Standard Industrial/Commercial Multi-Tenant Lease between Seller Stockholders, as tenant; and Vermont Business Park, Ltd., as landlord, for real property located at 22109 S. Vermont Ave., Torrance, CA 90502, a copy of which is attached to this Agreement as Schedule 3.21.

“Warranty Obligations” shall mean all liabilities and obligations arising out of or relating any claim of breach of warranty (whether express or implied) in respect of any Products purchased by Customers.

“Written,” “in writing” or words of similar meaning shall include any written materials, emails or any other forms of written documentation or communication (including any electronic form).

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EXHIBIT B

PROMISSORY NOTE

[PLEASE SEE ATTACHED]

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EXHIBIT C

CONVERTIBLE NOTE

[PLEASE SEE ATTACHED]

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EXHIBIT D

WIRE TRANSFER INSTRUCTIONS

[PLEASE SEE ATTACHED]

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EXHIBIT E

BILL OF SALE AND ASSIGNMENT

[PLEASE SEE ATTACHED]

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EXHIBIT F-1

ASSIGNMENT OF PATENTS

[PLEASE SEE ATTACHED]

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EXHIBIT F-2

ASSIGNMENT OF SERVICEMARKS AND TRADEMARKS

[PLEASE SEE ATTACHED]

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EXHIBIT F-3

ASSIGNMENT OF COPYRIGHTS

[PLEASE SEE ATTACHED]

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EXHIBIT G

SELLING PARTIES’ NON-COMPETITION AGREEMENTS

[PLEASE SEE ATTACHED]

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EXHIBIT H-1

EMPLOYMENT AGREEMENT (RAHM)

[PLEASE SEE ATTACHED]

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EXHIBIT H-2

EMPLOYMENT AGREEMENT (LA-GARDE)

[PLEASE SEE ATTACHED]

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EXHIBIT I

LEGAL OPINION OF SELLER’S COUNSEL

[PLEASE SEE ATTACHED]

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EXHIBIT J

DOMAIN NAME ASSIGNMENT

[PLEASE SEE ATTACHED]

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EXHIBIT K

TRANSITION SERVICES AGREEMENT

[PLEASE SEE ATTACHED]

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APPENDIX I

(REVENUE SHORTFALL APPENDIX)

1. DEFINITIONS. Any capitalized terms used but not defined in this Appendix shall have the meanings given such terms in this Agreement. For purposes of this Appendix I, the following terms have the meanings specified or referred to in this Paragraph 1:

“Adjusted Revenues” – gross revenues of the Business, adjusted as follows:

(a) exclude revenues of the Business from the sale of assets other than in the Ordinary Course of Business;

(b) the purchase and sales prices of goods and services sold by the Business to Affiliates of Buyer, shall be adjusted to reflect the amounts that the Target would have received or paid if dealing with an independent party in an arm’s-length commercial transaction.

“Affiliate” – with respect to any entity, an entity that directly or indirectly controls or is controlled by, or is under common control with, as the case may be, the relevant entity.

“Business” – means the Business as defined in this Agreement, as operated by Buyer during the Computation Period.

“Computation Notice” – as defined in Paragraph 4(a).

“Computation Period” – the period commencing on the Closing Date and ending on the first anniversary of the Closing Date.

“Force Majeure Event” – is defined as any event owing to acts of God, applicable orders or restrictions by a governmental entity, strikes or other labor disturbances, riots, embargoes, power failures, telecommunication line failures, revolutions, wars, fires, floods, ransomware attacks or other computer hacking, epidemics and pandemics (including the Covid-19 pandemic) or any other cause or circumstance beyond the reasonable control of either party, substantially similar to those listed. Notwithstanding the preceding sentence, for purposes of this Agreement, the Covid-19 pandemic and the governmental responses imposed in connection with that may be a Force Majeure Event, for and only for, a period of up to a maximum of 60 days (and no longer, and after such time frame shall no longer be recognized as a Force Majeure Event), if and to the extent, and only for the period (i) the applicable government formally declares and maintains an “emergency” for the COVID-19 event or conditions then in effect in the applicable area of emergency, and (ii) further, the government enacts or implements and maintains an order, rule or regulation restricting activities by persons within the jurisdiction of that governmental body, and (iii) such restrictions and the direct effects thereof materially and adversely directly diminish the ability of a Party hereto timely fulfilling or performing any covenant of this Agreement (except for any obligations to make payments to the other Party hereunder). The Party impacted by the Force Majeure Event (the “Impacted Party”) shall give notice within five days of the Force Majeure Event to the other Party, stating the period of time the occurrence is expected to continue. The Impacted Party shall use diligent efforts to end the failure or delay and ensure the effects of such Force Majeure Event are minimized. The Impacted Party shall resume the performance of its obligations as soon as reasonably practicable after the removal of the cause. The Parties acknowledge that the COVID pandemic and government response may result in stimulating certain business activities and industries, including without limitation certain online sales.

Page 49

“Independent Accountants” – as defined in Paragraph 5(d).

“Issuance Price” – as defined in Section 2.4(a) of this Agreement.

“Minimum Revenue Target” – $2,500,000

“Objection Notice” – as defined in Paragraph 5(c).

“Payment Formula ” – the reduction to Purchase Price for a revenue shortfall is calculated by (i) subtracting the revenues of the Business from $2,500,000; and (ii) dividing that difference by $2,500,000; and (iii) multiplying that quotient by $3,500,000.

“Seller Representative” – Dr. David Rahm or Ms. Yvette La-Garde.

2. EXAMPLES. Examples of calculation of the reduction of Purchase Price due to Adjusted Revenues being less than the Minimum Revenue Target are attached to this Appendix I as the “Purchase Price Reduction Examples Exhibit.”

3. CERTAIN OPERATING GUIDELINES.

(a)

Buyer agrees that, at all times prior to the expiration of the Computation Period, the Buyer shall remain a separate legal entity or a separate reporting unit with accounting and financial statements separate from those of Grove and its other businesses.

(b)

Buyer shall use all commercially reasonable efforts to achieve the Minimum Target Revenue. Buyer shall not take any action for purposes of preventing the Business from achieving the Minimum Revenue Target.

(c)

Selling Parties shall promptly notify Buyer in writing if Selling Parties discover that Buyer has failed to comply with any of the above operating guidelines in this Paragraph 3. If such failure is capable of being cured, for purposes of this Appendix, Buyer shall have a period of ten (10) days to cure.

4. PURCHASE PRICE REDUCTION.

(a)

If the Minimum Revenue Target for the Business is attained by Buyer for the Computation Period (and the Adjusted Revenues of the Business exceed the Minimum Target Revenue), then there shall be no reduction in Purchase Price under this Appendix. However, subject to the following sentence, if the Minimum Revenue Target is not attained for the Computation Period (also called herein a “Revenue Shortfall”) as set forth below, then there shall be a reduction in Purchase Price as provided under this Appendix. The revenue and Adjusted Revenues of the Business as determined in accordance with the Agreement and this Appendix will be adjusted for any direct Force Majeure Event (as defined in Section 1 of this Appendix) in the amount, but no more than the ‘net’ amount, agreed the Parties or proven by the preponderance of evidence, that the Force Majeure Event directly and adversely affected such overall revenue for the relevant period as compared to fiscal year 2020.

Page 50

(b)

If the Adjusted Revenues of the Business during the period commencing on the day of the Closing and ending on the first anniversary of Closing are less than $2,500,000, then the Purchase Price shall be reduced as calculated below and the Selling Parties shall refund that reduction to Grove (and the other Buying Party), subject to a maximum reduction of $500,000. The reduction to Purchase Price for a Revenue Shortfall is calculated by (i) subtracting the Adjusted Revenues of the Business from $2,500,000; and (ii) dividing that difference by $2,500,000; and (iii) multiplying that quotient by $3,500,000. Such payment amount is called the “Purchase Price Reduction Payment”.

(c)

The payment or refund by Seller (or other Selling Parties) of the Purchase Price Reduction Payment may be by offset from the Convertible Note delivered to Seller as consideration with a principal balance outstanding at such time. As referenced above, the maximum amount of such payment or refund is $500,000.

(d)	The Purchase Price Reduction Payment will be paid by Seller or Selling Parties within sixty (60) days after the final determination of the Adjusted Revenues.

(e)

If the Purchase Price Reduction payment is not timely paid by Seller as set forth above, then upon notice to the Selling Parties specifying in reasonable detail the basis therefor, Grove (or Buyer) may set off any amount to which it claims to be entitled from any Selling Party under this Agreement, or otherwise, (including without limitation amounts otherwise owed by Seller as a price reduction under this Appendix I) against any monies or amounts owed to Seller (or Selling Parties). The exercise of such right of setoff by Buyer (or other Buying Party) in good faith, whether or not ultimately determined to be justified, will not constitute a default under this Appendix I, the Promissory Note, the Convertible Note, this Agreement (or any other agreement entered into in connection with this Agreement) regardless of whether any Selling Party disputes such setoff claim, or whether such setoff claim is for a contingent or unliquidated amount. Neither the exercise of, nor the failure to exercise, such right of setoff will constitute an election of remedies or limit either Buying Party in any manner in the enforcement of any other remedies that may be available to it, including without limitation pursuing a claim for indemnification under Section 7 of this Agreement.

5. PROCEDURE.

(a)

Buyer shall maintain separate accounting books and records for the Business during the Computation Period. Promptly following the end of the Computation Period, Buyer shall prepare (i) a computation of revenue of the Business for the Computation Period, which shall be prepared in accordance with GAAP (the “Revenue Statement”), and (ii) a computation of Adjusted Revenue, showing separately each of the adjustments made to Revenue to arrive at Adjusted Revenue (the “Adjusted Revenue Computation Notice”). Buyer shall deliver the Revenue Statement and the Adjusted Revenue Computation Notice to Seller Representative within sixty (60) days following the end of the Computation Period.

(b)

Upon execution of such access letters as may be reasonably required by Buyer, Seller Representative shall be given reasonable access during reasonable business hours to (and copies of) all of Buyer’s and its representatives’ books, records, and other documents, including work papers, worksheets, notes, and schedules used in preparation of the Revenue Statement and Adjusted Revenue, in each case, other than work papers that Buyer considers proprietary, such as internal control documentation, engagement planning, time control and audit sign off, and quality control work papers.

Page 51

(c)

If, within sixty (60) days following delivery of the Revenue Statement and the Adjusted Revenue Computation Notice to Seller Representative, Seller Representative has not given Buyer notice of an objection as to any amounts set forth on the Revenue Statement or the Adjusted Revenue Computation Notice (which objection notice shall state in reasonable detail the basis of Seller Representative’s objection) (the “Objection Notice”), the reduction in Purchase Price as computed by Buyer will be final, binding, and conclusive on the parties.

(d)

If Seller Representative timely gives Buyer an Objection Notice, and if Seller Representative and Buyer fail to resolve the issues raised in the Objection Notice within thirty (30) days after giving the Objection Notice, Seller Representative and Buyer shall submit the issues remaining in dispute for resolution to the Independent Accountants.

(e)

The parties shall negotiate in good faith in order to seek agreement on the procedures to be followed by the Independent Accountants, including procedures with regard to the presentation of evidence. If the parties are unable to agree upon procedures within ten (10) days of the submission to the Independent Accountants, the Independent Accountants shall establish such procedures giving due regard to the intention of the parties to resolve disputes as promptly, efficiently, and inexpensively as possible, which procedures may, but need not, be those proposed by either Buyer or Seller Representative. The Independent Accountants shall be directed to resolve only those issues in dispute and render a written report on their resolution of disputed issues with respect to the Revenue Statement and the Computation Notice as promptly as practicable, but no later than sixty (60) days after the date on which the Independent Accountants are engaged. The determination of Adjusted Revenues and Purchase Price Reduction Payment by the Independent Accountants will be based solely on written submissions of Buyer, on the one hand, and Seller Representative, on the other hand, and will not involve independent review. Any determination by the Independent Accountants will not be outside the range established by the amounts in (i) the Revenue Statement and the computation Adjusted Revenue in the Computation Notice proposed by Buyer, and (ii) Seller Representative’s proposed adjustments thereto. Such determination will be final, binding, and conclusive on the parties.

(f)	If the computation of reduction in Purchase Price Amount is submitted to the Independent Accountants for resolution:

(i)	Seller Representative and Buyer shall execute any agreement required by the Independent Accountants to accept their engagement pursuant to this Paragraph 5;

(ii)

Seller Representative and Buyer shall promptly furnish or cause to be furnished to the Independent Accountants such work papers and other documents and information relating to the disputed issues as the Independent Accountants may request and are available to that party or its accountants or other representatives, and shall be afforded the opportunity to present to the Independent Accountants, with a copy to the other party, any other written material relating to the disputed issues;

(iii)

the determination by the Independent Accountants, as set forth in a report to be delivered by the Independent Accountants to both Seller and Buyer, will include all the changes in the Revenue Statement and the computation of Adjusted Revenue in the Computation Notice required as a result of the determination made by the Independent Accountants; and

(iv)

Sellers and Buyer shall each bear one-half of the fees and costs of the Independent Accountants; provided, however, that the engagement agreement referred to in clause (i) above may require the parties to be bound jointly and severally to the Independent Accountants for those fees and costs, and in the event Sellers or Buyer pay to the Independent Accountants any amount in excess of one-half of the fees and costs of their engagement, the other party(ies) agree(s) to reimburse Seller or Buyer, as applicable, upon demand to the extent required to equalize the payments made by Seller and Buyer with respect to the fees and costs of the Independent Accountants.

Page 52

Purchase Price Reduction Examples Exhibit

The following are examples of the calculations for the reduction in Purchase Price:

Example 1

Assumption:

Adjusted Revenues for the Computation Period is $2,300,000

Calculation:

Minimum Revenue Target	$2,500,000
Less: Adjusted Revenues	($2,300,000)
Deficit in Adjusted Revenues	$200,000

Purchase Price Reduction:	$200,000/$2,500,000 X ($3,500,000)= $280,000.

Example 2

Assumption: Adjusted Revenues for the Computation Period is $2,750,000.

Calculation: Because the Adjusted Revenues exceed the Minimum Revenue Target, there is no Purchase Price reduction.

Page 53

APPENDIX II

WORKING CAPITAL ADJUSTMENT APPENDIX

1. DEFINITIONS. For purposes of this Appendix, the following terms have the meanings specified or referred to in this Paragraph 1:

Closing Working Capital means the Working Capital of the Seller at Closing.

Current Assets means the Current Assets of the Seller determined in accordance with GAAP consistently applied with the Seller’s audited historical financial statements that are Acquired Assets, including without duplication: Accounts Receivable, Inventory, Prepaid Expense (NetSuite, Avalara, Prepaid Rent, Prepaid Health Insurance), Amazon Reserve Account and Trade Vendor Cash Deposits. Cash is not included as part of Current Assets.

Current Liabilities means the Current Liabilities of the Seller determined in accordance with GAAP, consistently applied with the Seller’s audited historical financial statements, including the Most Recent Year End Balance Sheet (provided that where the Seller’s historical financial statements are inconsistent with GAAP, GAAP shall control) that are Assumed Liabilities including: Accounts Payable (includes American Express, Vendor Payables, Marketing Payables, Other Expense Payables), Sales Tax Payable and Compensation Payable (Unused PTO Payable, Commission Payable, Wages Payable, Salary Payable, SJR Commission Payable).

Example:

Current Assets:	$825,000
Minus: Current Liabilities:	($180,000)
Working Capital as of Closing Date:	$645,000

GAAP has the meaning set forth in Exhibit A of the Agreement.

Independent Accountants has the meaning set forth in Exhibit A of the Agreement.

Most Recent Year End Balance Sheet has the meaning set forth in Exhibit A of the Agreement.

Objection Statement has the meaning set forth in Paragraph 3(b) of this Appendix.

Remaining Disputed Issues has the meaning set forth in Paragraph 3(c) of this Appendix.

Total Disputed Amount has the meaning set forth in Paragraph 3(c) of this Appendix.

Working Capital means the Seller’s Current Assets minus the Seller’s Current Liabilities.

2. BUYER’S CALCULATION OF CLOSING WORKING CAPITAL. Within ten (10) days following the Closing Date, Seller shall provide to Buyer an accurate calculation of Working Capital at Closing that is based on and consistent with Seller’s historical method of income tax basis of accounting. Buyer shall prepare financial statements of the Seller as of the Closing Date in accordance with GAAP (the “Closing Date Financial Statements”), and determine the Working Capital as of the Closing Date in in accordance with GAAP (the “Closing Working Capital”). Buyer shall deliver the Closing Financial Statements and its determination of the Closing Working Capital to Seller within ninety (90) days following the Closing Date.

Page 54

3. WORKING CAPITAL DISPUTE RESOLUTION PROCEDURE.

a.

Within ten (10) days after written request for access by Seller, Seller shall be given reasonable access during reasonable business hours to (and copies of) all of Buyer’s applicable books, records, and other documents, including work papers, worksheets, notes, and schedules used in preparation of the Closing Working Capital, other than work papers that Buyer considers proprietary.

b.

If within twenty (20) days following delivery of the Closing Working Capital calculation Seller have not given Buyer a written statement (the “Objection Statement”) of its objection as to the Closing Working Capital calculation (which statement shall state the basis of Seller’ objections with reasonable particularity), then the Closing Working Capital calculated by Buyer shall be binding and conclusive on the parties and used to determine the amount owing in accordance with Section 2.4(f) of the Agreement.

c.

If, however, Seller duly and timely give Buyer the Objection Statement, and if Seller and Buyer fail to resolve the issues outstanding with respect to the Closing Financial Statements and the calculation of the Closing Working Capital within thirty (30) days of Buyer's receipt of Seller’ Objection Statement, Seller and Buyer shall submit the issues remaining in dispute (the “Remaining Disputed Issues”) to the Independent Accountants for resolution applying the principles, policies and practices referred to in this Appendix. If Remaining Disputed Issues are submitted to the Independent Accountants for resolution, (i) Seller and Buyer shall furnish or cause to be furnished to the Independent Accountants such work papers and other documents and information relating to the disputed issues as the Independent Accountants may request and are available to that party or its agents and shall be afforded the opportunity to present to the Independent Accountants any material relating to the disputed issues and to discuss the issues with the Independent Accountants; (ii) the determination by the Independent Accountants, as set forth in a notice to be delivered to both Seller and Buyer within sixty (60) days of the submission to the Independent Accountants of the Remaining Disputed Issues, shall be final, binding and conclusive on the parties and shall be used in the calculation of the Closing Working Capital; and (iii) fees and costs incurred for such Independent Accountants as a result of such dispute shall be allocated between Buyer and Seller in proportion to the respective amounts of the difference between Seller’s calculation of the Remaining Disputed Issues and Buyer’s calculation of the Remaining Disputed Issues (the “Total Disputed Amount”) which are resolved against them. For example, if with respect to the Remaining Disputed Issues, Buyer calculates Closing Working Capital to be $100x, and Seller calculates Closing Working Capital to be $150x (so that the Total Disputed Amount is $50x); and the Independent Accountants determine that Closing Working Capital is $140x ($10x is resolved against Seller, and $40x is resolved against Buyer), then the fees and expenses of the Independent Accountants would be allocated 80% to Buyer (i.e., $40x/$50x) and 20% (i.e., $10x/$50x) to Seller.

Page 55

SCHEDULE 2.1(a)

Certain Acquired Assets

1.	the Inventory;

2.	all right, title and interest in the Contracts set forth in Schedule 3.17

3.	those Permits, if any, necessary to operate the Business post-Closing;

4.	all Intellectual Property of the Seller;

5.	those books and records of the Business necessary or useful to operate the Business post-Closing;

6.

except with respect to any of the Retained Liabilities, all claims, causes of action, choses in action, rights to indemnity, rights of recovery and rights of set-off of any kind against any Person, whether arising by way of counterclaim or otherwise, arising out of or relating to the Business or the Acquired Assets; and

7.	the Business and goodwill of Seller relating to the Business.

Page 56

SCHEDULE 2.1(b)

Excluded Assets

The following are Excluded Assets:

1.	all cash and cash equivalents, bank accounts and marketable securities of Seller;

2.	the Governing Documents of Seller;

3.	all rights and interests under, and all assets of, all Employee Plans;

4.	all Tax refunds, credits, offsets, recoveries and similar benefits relating solely to the operation or ownership of the Business or the Acquired Assets for any pre-Closing Tax period;

5.	Tax Returns and other books and records related to Taxes paid or payable by Seller other than those necessary or useful to operate the Business post-Closing;

6.

all claims, causes of action, choses in action, rights to insurance or indemnity, rights of recovery and rights of set-off of any kind against any Person, whether arising by way of counterclaim or otherwise, solely to the extent arising out of or relating to any Retained Liability;

7.

all insurance policies, including with respect to employee health insurance, to which Seller or any other Selling Party is a named insured or beneficiary and all rights to applicable claims and proceeds thereunder;

8.	the rights that accrue to any Selling Party under this Agreement or under any other Closing Documents;

9.	accounts receivable, intercompany obligations and other amounts receivable of any Selling Party owed to it by any other Selling Party; and

10.	Selling Parties’ attorney/client communications, all of which shall retained by Selling Parties at the Closing.

11.	The following personal assets are excluded (all located at 946 10th Street, Manhattan Beach, CA):

a.	ESI Telephone System

b.	Ubiquiti Unifi WiFI System

c.	Synology Network Attached Storage (NAS) Device

d.	Swingline Desk used by David Rahm and L-Shaped Desk used by Yvette La-Garde

e.	HON metal filing cabinets

f.	Dell desktop computer, LG desktop monitor used by Yvette La-Garde

g.	Huwai laptop computer used by Yvette La-Garde

h.	HP Laser printer used by Yvette La-Garde

Page 57

SCHEDULE 2.2(a)

Assumed Liabilities

The “Assumed Liabilities” are:

1.	The Accounts Payable set forth on attached Schedule 2.2(a)(i), with respect to each account payable up to the amount set forth on Schedule 2.2(a)(i) for that payable.

2.	Unfilled Purchase Orders to Vendors listed on Schedule 6.4 to the extent Buyer is responsible in Section 6.4 of this Agreement.

3.	With respect to refunds to Customers for sales of Products made prior to Closing, Buyer shall be responsible to the extent set forth in Section 6.6 of this Agreement.

4.	With respect to Warranty Obligations or Products sold prior to Closing, Buyer shall be responsible to the extent set forth in Section 6.7 of this Agreement.

Page 58

SCHEDULE 2.2(a)(i)

Assumed Liabilities

Accounts Payable
American Express	$65,393
Manufacturing & Packaging Vendor Invoices	$31,593
Marketing Invoices	$6,000
Business Operating Invoices	$9,338
Total Accounts Payable:	$112,324

Sales Tax Payable	$7,100

Other Payables
Unused Paid Time Off	$7,001
Commission Payable	$22,230
Wages Payable	$10,313
Salary Payable	$7,100
Stuart J. Ridge Consultant Payable	$34,340
Total Other Payables:	$73,983

TOTAL:	$193,407

*includes the associated federal and state employer payroll tax and employer 3% 401k contribution

Page 59

SCHEDULE 2.7

Allocation of Purchase Price

The Purchase Price shall be allocated for Tax purposes as follows:

First to the Inventory in an amount equal to the book value* of the Inventory;

Second to the prepaid expenses in the amount thereof;

Third to accounts receivable in the face amount of those accounts receivable;

Fourth to the “Amazon Reserve Account” in the amount thereof;

Fifth to furniture, fixtures and equipment in the amount of Seller’s depreciated book value*;

Sixth to the Intellectual Property in the amount of $20,000;

Seventh to the Selling Parties’ Non-Competition Agreements in the amount of $50,000; and

The remaining balance to goodwill.

*Book value shall be that as of the Closing Date.

Page 60

Schedule 3.1

List of Jurisdictions Where VitaMedica Is Qualified

To Do Business As a Foreign Corp

State	Registration #	Date
Colorado	2021867166	10/5/2020

Florida	F15000004358	9/1/2015

Louisiana	43990612F	6/17/2020

New York	95-4651138	11/1/2019

Texas	0803787317	10/1/2020

Washington	604 585 576	10/29/2020

NORTHWEST REGISTERED AGENTS

NWRA is agent of record for VitaMedica in following 4 states:

Colorado

Northwest Registered Agent, LLC.

1942 Broadway Street, STE 314C, Boulder, CO, 80302

Louisiana

Northwest Registered Agent LLC

201 Rue Beauregard STE 202

Lafayette, LA 70508

Texas

Northwest Registered Agent, LLC
5900 Balcones Drive, Suite 100,

Austin, TX, 78731

Washington

Northwest Registered Agent, LLC

522 W RIVERSIDE AVE, STE N,

Spokane, Washington, 99201-0580

Page 61

Schedule 3.7

List of Permits

SALES TAX
		Effective	Valid
State	Sales Tax ID	Date	Through
Alabama	SSU-R010871417	1/1/2021	12/31/21
Arkansas	S00156820	6/1/2020	SST License*
Arizona	21372771	12/1/2020	12/31/21
California	97177255	4/1/2018	n/a
Colorado	94610533	11/1/2020	12/31/21
Centennial	CEN-015793	11/9/2020	12/31/21
Denver	466315-010038	11/23/2020	12/31/21
Englewood	363341	1/11/2021	n/a
Wheat Ridge	16282	12/4/2020	n/a
Connecticut	83539700-001	4/1/2021	n/a
Florida	6580168252294	1/1/2021	12/31/21
Georgia	S00156820	3/1/2020	SST License*
Iowa	S00156820	3/1/2021	SST License*
Illinois	4360-8566	7/1/2020	7/1/2022
Indiana	S00156820	3/1/2020	SST License*
Kansas	S00156820	11/1/2020	SST License*
Kentucky	S00156820	3/1/2020	SST License*
Louisiana	2060065001-004	7/1/2020	n/a
Maryland	18155499	7/1/2020	n/a
Michigan	S00156820	3/1/2020	SST License*
Minnesota	S00156820	6/1/2020	SST License*
Missouri	26658755	4/1/2021	n/a
N. Carolina	S00156820	3/1/2020	SST License*
New Jersey	S00156820	3/1/2020	SST License*
Nevada	S00156820	3/1/2020	SST License*
New York*	95-4651138	10/30/2019	n/a
Ohio	S00156820	3/1/2020	SST License*
Oklahoma	S00156820	11/1/2020	SST License*
Pennsylvania	S00156820	3/1/2020	SST License*
South Carolina	101299355	12/1/2020	n/a
Tennessee	S00156820	3/1/2020	SST License*
Texas	32076158495	11/1/2020	n/a
Utah	S00156820	3/1/2020	SST License*
Virginia	12-954651138F-001	6/13/2020	n/a
Washington	S00156820	3/1/2020	SST License*
Wisconsin	S00156820	3/1/2020	SST License*

*SST Program (Streamlined Sales Tax) requires no more than $50,000 in payroll or $50,000 in inventory in any member state. Once Grove transaction is finalized, collection for Nevada sales tax will no longer be permissible under the SST Program; a separate state sales tax license will need to be obtained.

Page 62

Schedule 3.7

List of Permits

FICTITIOUS NAME PERMIT

FICTITIOUS NAME PERMIT

Name	License #	Valid Through
VitaMedica dba Integrated Nutrition Products	#131221	May 22, 2022

PAYROLL RELATED ACCOUNTS

Name	Tax ID
Federal EIN	95-4651138
CA EDD	448-7676-1
Florida UC Account	3314624
Georgia DOL	2350182-UA
New York Employer Number	54-51807
Penn Employee	20005746
Penn UC Account	7487034
Texas UC Account	10-903616-1
Philadelphia	1840024

CORPORATE/FRANCHISE TAX

Name	License#
California FTB	C2017187
Colorado	20201867166
Louisiana	2060065-001
New York	95-4651138
Texas	32076158495
Washington State (B&O)	604-585-576

Page 63

SCHEDULE 3.9

Condition and Sufficiency of Assets

None

Page 64

SCHEDULE 3.10

Financial Information

(a) Seller has delivered to Buyer the following financial statements and the related statements of income for the period then ended (including the notes thereto; collectively, “Financial Statements”):

(x) a balance sheet of Seller as of December 31, 2020 (the “Most Recent Year End Balance Sheet”); and

(y) balance sheets of Seller for the fiscal years ended December 31 of 2019 and 2020; and

(z) a balance sheet of Seller as of June 30, 2021 (the “Interim Balance Sheet”).

(b) Additionally, as part of the Financial Statements, the Seller has provided to Buyer the following:

(i) sales by customer by item of inventory for fiscal year 2020 and January 1 through July 2021;

(ii) customer sales by month for fiscal year 2020 and January 1 through July 2021; and

(iii) unaudited inventory analysis, as revised, dated July 31, 2021; and

(iv) sales by customer in dollars for January 1 through July 2021. The Financial Statements are attached to this Agreement as Schedule 3.10.

Page 65

SCHEDULE 3.10(c)

Financial Information

The Financial Statements of Seller (including the Interim Balance Sheet) have been prepared from and are in accordance with the historical accounting policies, assumptions, methodologies and practices of Seller, consistently applied, which (i) are consistent with the accounting records of Seller; and (ii) do not materially differ from GAAP.

The main difference between the “book” VitaMedica balance sheet (as historically presented) and a “GAAP” basis balance sheet includes the following:

Reserve for Bad Debt – Uncollectible Accounts Expense

No reserve has been established for bad debt.

Bad debt expense by year:

Jan-July 2021: $0

2020: $0

2019: $484.00

Reserve for Customer Refunds

No reserve has been established for Customer Refunds/Credit Memos.

Cash Refunds/Credit Memos as a % of Net Sales by year:

Jan-July 2021: 1.9% of E-Commerce Sales/0.3% of wholesale sales

2020: 1.7% of E-Commerce Sales/1.0% of wholesale sales

2019: 1.6% of E-Commerce Sales/0.5% of wholesale sales

Tax vs. Book Depreciation

Refer to the “book” (straight line) & “tax” depreciation schedules.

As of 12/31/20 there was a difference of only $19,987 in the accumulated depreciation amounts.

Accrued Compensation & PTO

These amounts have already been determined and accounted for a current liability.

Deferred Rent

GAAP requires that the TOTAL cost of a lease (over its entire life) be deducted on a straight-line basis over the life of the lease as opposed to being deducted as the rent is paid (tax basis).

Over the life of the lease the TOTAL lease expense for GAAP purposes and tax basis is the same.

It is a timing difference calculation only and not one that impacts the net working capital calculation.

Page 66

12/31/21 **2021 FEDERAL DEPRECIATION SCHEDULE** PAGE 1

CLIENT 71000APA **VITAMEDICA CORPORATION** **95-4651138**

7/31/21 11:10AM

NO.	DESCRIPTION	DATE ACQUIRED	DATE SOLD	COST/ BASIS	BUS. PCT.	CUR 179 BONUS	SPECIAL DEPR. ALLOW	PRIOR 179/ BONUS/ SP DEPR	PRIOR DEC. BAL DEPR	SALVAG /BASIS REDUCT	DEPR. BASIS	PRIOR DEPR	METHOD	LIFE	RATE	CURRENT DEPR
	FORM 1120S															
	FURNITURE AND FIXTURES															
9	OFFICE FURNITURE	7/01/12		12,737				12,737			0		200DB HY	7		0
18	OFFICE FURNITURE	8/18/18		617				617			0		200DB HY	7		0
23	HON FILING CABINET	5/27/19		1,265				1,265			0		200DB HY	7		0
	TOTAL FURNITURE AND FIXTURE			14,619		0	0	14,619	0	0	0	0				0
	IMPROVEMENTS															
20	WAREHOUSE SHELVING	2/12/18		5,922				5,922			0		200DB HY	7		0
21	HVAC SYSTEM	2/16/18		24,021				24,021			0		200DB HY	7		0
22	IMPROVEMENTS	2/26/18		14,273							14,273	1,053	S/L MM	39	.02564	366
	TOTAL IMPROVEMENTS			44,216		0	0	29,943	0	0	14,273	1,053				366
	MACHINERY AND EQUIPMENT															
1	COMPUTER EQUIPMENT	VARIOUS		34,594							34,594	34,594	200DB HY	5		0
2	COMPUTER EQUIPMENT (2006)	7/01/06		2,223				2,223			0		200DB HY	5		0
3	COMPUTER EQUIPMENT (2007)	7/01/07		3,079				3,079			0		200DB HY	5		0
4	DELL LATITUDE	4/09/10		1,145				1,145			0		200DB HY	5		0
5	DELL PRECISION	4/09/10		1,213				1,213			0		200DB HY	5		0
6	DELL STUDIO XPS	4/09/10		1,050				1,050			0		200DB HY	5		0
7	COMPUTER EQUIPMENT	3/08/11		750				750			0		200DB HY	5		0
8	COMPUTER EQUIPMENT	8/02/11		500				500			0		200DB HY	5		0
10	DELL COMPUTER	3/11/14		549				549			0		200DB HY	5		0
11	COMPUTER	1/02/15		1,472				1,472			0		200DB HY	5		0

Page 67

12/31/21 2021 FEDERAL DEPRECIATION SCHEDULE PAGE 2

CLIENT 71000APA VITAMEDICA CORPORATION 95-4651138

7/31/21 11:10AM

NO.	DESCRIPTION	DATE ACQUIRED	DATE SOLD	COST/ BASIS	BUS. PCT.	CUR 179 BONUS	SPECIAL DEPR. ALLOW	PRIOR 179/ BONUS/ SP. DEPR.	PRIOR DEC. BAL DEPR.	SALVAG /BASIS REDUCT.	DEPR. BASIS	PRIOR DEPR.	METHOD	LIFE	RATE	CURRENT DEPR.
12	COMPUTER	1/06/15		1,308				1,308			0		200DB HY	5		0
13	COMPUTER	8/02/15		749				749			0		200DB HY	5		0
14	MONITOR	9/13/16		197				197			0		200DB HY	5		0
15	DESKTOP COMPUTER	9/15/16		850				850			0		200DB HY	5		0
16	APPLE IPAD	12/06/16		657				657			0		200DB HY	5		0
17	COMPUTER SERVER	12/24/16		2,640				2,640			0		200DB HY	5		0
19	COMPUTER EQUIPMENT	7/01/18		2,430				2,430			0		200DB HY	5		0
24	COMPUTER EQUIPMENT	7/01/19		5,161				5,161			0		200DB HY	5		0
25	COMPUTER PRINTER	7/01/20		415				415			0		200DB HY	5		0
	TOTAL MACHINERY AND EQUIPME			60,982		0	0	26,388	0	0	34,594	34,594				0
	TOTAL DEPRECIATION			119,817		0	0	70,950	0	0	48,867	35,647				366
	GRAND TOTAL DEPRECIATION			119,817		0	0	70,950	0	0	48,867	35,647				366

Page 68

Page 69

12/31/21 2021 BOOK DEPRECIATION SCHEDULE PAGE 2

CLIENT 71000APA VITAMEDICA CORPORATION 95-4651138

7/31/21 11:00AM

NO.	DESCRIPTION	DATE ACQUIRED	DATE SOLD	COST/ BASIS	BUS. PCT.	CUR 179 BONUS	SPECIAL DEPR. ALLOW	PRIOR 179/ BONUS/ SP. DEPR.	PRIOR DEC. BAL DEPR.	SALVAG /BASIS REDUCT.	DEPR. BASIS	PRIOR DEPR.	METHOD	LIFE	RATE	CURRENT DEPR.
12	COMPUTER	1/06/15		1,308							1,308	1,308	S/L	5		0
13	COMPUTER	8/02/15		749							749	749	S/L	5		0
14	MONITOR	9/13/16		197							197	170	S/L	5		27
15	DESKTOP COMPUTER	9/15/16		850							850	737	S/L	5		113
16	APPLE IPAD	12/06/16		657							657	536	S/L	5		121
17	COMPUTER SERVER	12/24/16		2,640							2,640	2,156	S/L	5		484
19	COMPUTER EQUIPMENT	7/01/18		2,430							2,430	1,215	S/L	5		486
24	COMPUTER EQUIPMENT	7/01/19		5,161							5,161	1,548	S/L	5		1,032
25	COMPUTER PRINTER	7/01/20		415							415	84	S/L	5		83
	TOTAL MACHINERY AND EQUIPME			60,982		0	0	0	0	0	60,982	55,078				2,346
	TOTAL DEPRECIATION			119,817		0	0	0	0	0	119,817	86,610				7,845
	GRAND TOTAL DEPRECIATION			119,817		0	0	0	0	0	119,817	86,610				7,845

Page 70

SCHEDULE 3.11

No Undisclosed Liabilities

None

Page 71

Schedule 3.13

VitaMedica Inventory Locations

VitaMedica Warehouse Vermont Business Park 22109 South Vermont Avenue Torrance, CA 90502 Phone:	Inventory: Finished Goods Packaging Marketing Materials

CONTRACT MANUFACTURERS (SECONDARY LOCATIONS)

Name	Inventory:
Robinson-Pharma 3330 South Harbor Boulevard Santa Ana CA 92704 Phone: 714-241-0235	Bottles Labels
Apotheca/Gratto Holdings Apotheca Inc. 312 Lowrey Drive Woodbine IA 51579 Phone: 800-736-3130	Bottles Labels Caps Unit Boxes
Lifetech Resources 700 Science Drive Moorpark CA 93021 Rebecca Fleurent, Director of Quality Phone: 818-885-1199	Work in Process Inventory
Paragon Labs 20433 Earl St Torrance CA 90503 Phone: 310-793-7817	Bottles Labels
Vitality Works, Inc. 8500 Bluewater Road NW Albuquerque NM 87121 Phone: 505-268-9950	Labels

CO-PACKERS

Name	Inventory
Multi-Pak Corporation 20131 Bahama Street Chatsworth CA 91311 Phone: 818-435-3619	Unit Boxes Work in Process Inventory
Fill It Pack It 2555 E. Del Amo Boulevard Compton CA 90221 Phone: 310-886-5464 X 203	Work in Process Inventory

Page 72

SCHEDULE 3.14

Employee Benefits – Employee Plan

Employee Benefits. Schedule 3.14 lists each Employee Plan that Seller maintains or to which Seller contributes or has any obligation to contribute, or with respect to which Seller has any liability. All Employee Plans comply with all Applicable Laws, and all amounts that Seller is responsible for with respect to the Employee Plans that are due and payable have been paid. The liability for all Employee Plans is a Retained Liability.

VITAMEDICA CORPORATION

401(k) PROFIT SHARING PLAN

Plan Trustee

DAVID RAHM TRUSTEE

RPM 401(K) PLAN DTD 01/01/2006

946 10TH STREET

MANHATTAN BCH CA 90266-5902

Assets Held at:

Morgan Stanley Wealth Management

609 Deep Valley Dr, Suite 400

Rolling Hills Estates CA 90274

RPM Plan Account #: 810-114312-071

Plan Administrator

Incentive Benefits, Inc.

911 East Colorado Blvd., Suite 250

Pasadena CA 91106

626-795-2902

Page 73

SCHEDULE 3.15

Taxes

(a) Seller has filed all Tax Returns on a timely basis (after taking into account extensions) and has timely paid all Taxes due from Seller. Schedule 3.15 lists all federal, state, local, and non-U.S. Tax Returns required to be filed and those that were actually filed with respect to Seller during the period from [January 1, 2020] to Closing. All Taxes and Tax Returns are Retained Liabilities. There is no material dispute or claim concerning any Tax liability of Seller either (A) claimed or raised by any authority in writing or (B) as to which Seller Stockholders or any of the directors or officers of Seller has Knowledge.

Tax Returns Required to be Filed

Internal Revenue Service Form 1120-S

California Franchise Tax Form 100S

New York S Corporation Franchise Tax Return Form CT-3-S

Louisiana Tax Form CIFT-620-2D

Texas Franchise Tax Report Form TX2021

Colorado Partnership and S Corporation and Composite Nonresident Income Tax Return Form DR016

Washington State B&O Tax (once sales hit $100,000)

Washington Annual Report (due October 2021)

Agent Registration with Northwest Registered Agents (renews annually):

Texas (September 15, 2021)

Colorado (October 5, 2021)

Washington (October 29, 2021)

Louisiana (June 20, 2022)

Taxes Returns Filed for 2020

Internal Revenue Service Form 1120-S

California Franchise Tax Form 100S

New York S Corporation Franchise Tax Return Form CT-3-S

Louisiana Tax Form CIFT-620-2D

Texas Franchise Tax Report Form TX2021

Colorado Partnership and S Corporation and Composite Nonresident Income Tax Return Form DR016

Annual Reports Filed for 2020

Louisiana – filed by Northwest Registered Agents, March 30, 2021

Texas - filed by Northwest Registered Agents, February 18, 2021

Page 74

SCHEDULE 3.16

Litigation

Schedule 3.16 sets forth each instance in which Seller is or, at any time during the three (3) years prior to the date of this Agreement, was (i) subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) a party or, to the Knowledge of Seller, threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before (or that could come before) any court or quasi-judicial or administrative agency of any federal, state, local, or non-U.S. jurisdiction or before (or that could come before) any arbitrator.

2018

None

2019

Environmental Research Center, Inc. vs. VitaMedica Corporation

Superior Court of California, Alameda County

Case RG1893005, November 28, 2018

Stipulated Consent Judgement, March 5, 2019

2020

None

2021

None

Page 75

SCHEDULE 3.17

Contracts

VENDOR	SERVICE	CONTRACT SUMMARY	CONTRACT TERM	MONTHLY COST
Vermont Business Park LTD	Rent – Vermont Avenue Warehouse in Torrance,CA	Lease expired in March 2021 Paying month-to-month $5,498/month	Month-to-month	$5,498
De Lage Landen Financial Services, Inc	Ricoh Copier	36-month lease $131.42 p/month; $39.73 annual excise tax	10/20/21 – 10/20/24	$131
NetSuite (Oracle)	ERP in the cloud platform	ERP system (financial, inventory, CRM, website) 7 users; Year 3 paid ($15,851)	5/01/19 – 5/1/22 36-months
NetSuite (Oracle)	ERP in the cloud platform	ERP system (financial, inventory, CRM, website) 1 additional user; Year 3 paid ($1,040)	6/14/19 – 5/1/22 35-months
Avalara AvaTax	Sales tax platform integrated with WooCommerce and NetSuite	Billed in June and in December for contract year Cost based on transaction volume, # certs & # filed returns Filing in 32 states; covers 95% of sales transactions AvaTax/AvaCert/Ava Returns	6/14/21-6/14/22 June Paid: $14,909 Dec Due: $13,199
Jen Soule/Alyse Furber	Graphic designer for print and digital; wholesale & retail businesses	$75.00 p/hour x 30 hours p/week $9,000 p/month	Agreement for 2021 work with 30-day notice	$9,000
Mary C Brooks	Copywriter	$75.00 p/hour	Agreement for 2021 work with 30-day notice	$1,000
Stuart J. Ridge	E-Commerce Consultant	Provides E-Comm consulting services $10,000 monthly fee plus 10% of website net sales & 10% of Amazon net sales (Product Sales minus Amazon 15%) 2.5% Success Fee after sale of VitaMedica Corporation	09/17/17 – 09/17/21 4-year term	$30,000

Page 76

SCHEDULE 3.17

Contracts

VENDOR	SERVICE	CONTRACT SUMMARY	CONTRACT TERM	MONTHLY COST
Advertise Purple	Affiliate Program Agency	$2,000 per month or 5% of affiliate sales, whichever is greater; 45-day written notice	5/10/2021 – 11/10/2021 6-month agreement	$2,000
FedEx	Express and Ground Shipping	39% off Ground; 60% off Express Shipments	May 2018 Effective Date	$12,000
USPS	USPS Priority Mail – E-Commerce	Charged on AMEX card in $1,000 increments	June 2016 Effective Date	$22,000
TOTAL:				$81,629

Page 77

SCHEDULE 3.18

Product Warranty

Each Product manufactured, sold, or delivered by the Seller has been in conformity with all contractual commitments in all material respects and all express and implied warranties, and the Seller has not received notice of any Liability (and, to the Selling Parties’ Knowledge, there is no basis for any present or future action, suit, Proceeding, hearing, investigation, charge, complaint, claim, or demand against the Seller giving rise to any Liability) for replacement or repair thereof or other damages in connection therewith.

None of the Products manufactured, sold, leased, licensed or delivered by Seller is subject to any guaranty, warranty, right of return, right of credit or other indemnity other than (i) the applicable standard terms and conditions of sale or lease of the Business, which are set forth in Schedule 3.18,

Schedule 3.18 sets forth the aggregate expenses incurred by Seller in fulfilling its obligations under its guaranty, warranty, right of return and indemnity provisions with respect to the Business during calendar year 2020 and the period in 2021 up to the date of the Interim Balance Sheet.

Aggregate Return Expenses:

2020: $41,408

Jan – July 2021: $21,182

Page 78

2021 VITAMEDICA SALES POLICY

1. **ORDERS.** Authorized Buyer ("Buyer") shall not sell the VitaMedica® brand products ("Products") owned by VitaMedica® Corp. ("VITAMEDICA") to or for the benefit of any person who is not an end-user consumer without the prior written consent of VITAMEDICA which consent may be withheld at its sole discretion.

2. **PRICES.** The prices VITAMEDICA charges Buyer shall be the prices VITAMEDICA may establish from time to time on its price list. Price lists shall be provided to Buyer and the price list in effect at the time the Products are shipped shall be the controlling one. All prices shall be exclusive of all tariffs, taxes, insurance, shipping, freight, and delivery charges, unless otherwise included in the price list. VITAMEDICA prohibits discounting of Products that are advertised to the public or appear online in any format below the manufacturer's suggested retail price ("M.S.R.P.") under all circumstances, unless specifically authorized by VITAMEDICA Management or as part of a VITAMEDICA sponsored promotion. For purposes of clarity, online site-wide discounts, bundling or promotions that affect VITAMEDICA brand Products that lower the effective price of VITAMEDICA brand Products to an end-user would be considered forms of price discounting.

3. **PAYMENT.** Unless VITAMEDICA, at its sole discretion, elects to extend credit to Buyer, all shipments will be paid via credit card. If VITAMEDICA pre-approves payment by check and any check from Buyer is returned for any reason, Buyer shall immediately reimburse VITAMEDICA for the amount due in addition to a $25.00 returned check fee. Payment terms are invoiced Net 30 days.

4. **DELIVERY.** Orders will be delivered Standard Ground unless otherwise specified. Standard Ground charges apply to orders under $1,500.00. Expedited shipping is available at an additional charge to Buyer. VITAMEDICA shall not be liable for delays in delivery. Buyer shall pay all costs and expenses incurred after F.O.B. point, including without limitation, tariffs, taxes, insurance, shipping, freight, and delivery charges. Risk of loss shall pass to Buyer when the Products are delivered to carrier of the shipment.

5. **AUTHORIZED BUYER RESELLING LIMITATIONS AND REQUIREMENTS.** VITAMEDICA reserves the right to select Buyers of VITAMEDICA brand Products that will adhere to the certain quality standards and that will promote rather than detract from the value of these Products. VITAMEDICA may, at its sole discretion, terminate any account that does not comply with the requirements and limitations for our Buyers laid out in this Sales Policy ("Policy").

    a. Buyer may resell the Products through their physician offices, spas, or other facilities as approved by VITAMEDICA. Resell of VITAMEDICA brand Products through websites directly owned/controlled by Buyer is contingent upon carrying physical Product at a brick-and-mortar location, and will be reviewed on a case by case basis.

    b. VITAMEDICA reserves the right to terminate business with any party that resells VITAMEDICA brand Products at discounts other than as specified above. Although Buyer remains free to establish their own resale prices, VITAMEDICA will, without assuming any liability, cancel all orders and will indefinitely refuse to accept any new orders from any Buyer immediately following satisfactory verification that such Buyer has advertised, offered or sold any Products at a net retail sales price that is less than the M.S.R.P. This policy does not apply to close-outs as clearly labeled by VITAMEDICA and it may be modified at any time by promotions announced by VITAMEDICA or may change, without notice, during promotional periods designated by VITAMEDICA.

2021 VITAMEDICA Sales Policy

Page 79

c. The sale of VITAMEDICA brand Product samples is strictly prohibited.

d. Buyer shall only resell the Products to purchasers in the United States of America and Puerto Rico, and may not resell Products to purchasers outside of the United States of America and Puerto Rico, or to purchasers inside of the United States of America and Puerto Rico for resale outside of the United States of America and Puerto Rico.

e. Buyer will not maintain Internet URLs or other links that contain any of VITAMEDICA brand trademarks including among others VitaMedica®, LeanBiotics®, and names that may be confusingly similar to such trademarks other than those authorized by VITAMEDICA.

f. Buyer shall not offer VITAMEDICA brand Products for sale through any third party e-commerce website or mobile application, including but not limited to Amazon.com, Costco.com, Ebay.com or any other auction or clearing site or through any other means or channels including DRTV (infomercials or QVC/HSN) or third party retail outlet. Any exceptions to this restriction must be granted in written form by a VITAMEDICA Executive.

g. Diversion of Product is strictly prohibited. If Buyer is found diverting VITAMEDICA brand Products through any channel, VITAMEDICA reserves the right to cancel all orders and indefinitely refuse to accept any new orders from Buyer.

h. Buyer shall not bid on or purchase paid advertising search terms (such as Google AdWords, Bing, and all other pay-per-click [PPC]/ cost-per-click [CPC] advertising) that include, in whole or in part, any of the VITAMEDICA brand trademarks, or any confusingly similar variations, a listing of which can be obtained by contacting Yvette La-Garde at 888-367-8605 ext. 102.

i. The inclusion of VITAMEDICA brand trademarks, including among others, LeanBiotics™, SurgiLax™ or other confusingly similar terms in Product data feeds for Google Shopping (PLA), NextTag, Shopzilla or other comparison shopping engines is strictly prohibited.

6. **TRADEMARKS AND IMAGES.** Any usage by Buyer of VITAMEDICA brand trademarks and images must be in full compliance with VITAMEDICA Intellectual Property Usage Requirements which can be obtained by contacting Yvette La-Garde at 888-367-8605 ext. 102.

7. **ADVERTISING.** Buyer shall not make representations or claims that extend beyond what is represented by the manufacturer of the Products. Buyer's representations shall also comply with the regulations of the United States Food and Drug Administration.

8. **TERMINATION OF SALES.** Notwithstanding any other term, VITAMEDICA may terminate sales to Buyer at any time for any reason or no reason. Upon termination, Buyer shall no longer be authorized to purchase the Products or use the VITAMEDICA brand trademarks or images. VITAMEDICA shall not be liable to Buyer by virtue of any termination of sales to Buyer for any compensation, reimbursement, or damages due to any loss of prospective profits, unanticipated sales losses, expenditures, investment, or loss of leases, commitments in connection with the business, goodwill of Buyer, or any other actual or potential damages whatsoever growing out of or claimed to grow out of any termination.

9. **RETURNS.** See VITAMEDICA Return Goods Policy.

2021 VITAMEDICA Sales Policy

Page 80

10. **WARRANTY.** VITAMEDICA MAKES NO REPRESENTATION OR WARRANTY OF ANY KIND, EXPRESS OR IMPLIED (EITHER IN FACT OR BY OPERATION OF LAW), WITH RESPECT TO THE PRODUCTS, WHETHER AS TO MERCHANTABILITY, FITNESS FOR PARTICULAR PURPOSE, OR ANY OTHER MATTER, EXCEPT IN THE CASE OF PRODUCTS MADE THE SUBJECT OF A PROPER RETURN AS IN PARAGRAPH 9 ABOVE. BUYER'S SOLE REMEDY FOR ANY CLAIM AGAINST VITAMEDICA OF ANY KIND, INCLUDING BUT NOT LIMITED TO, CLAIM OF NEGLIGENCE OR CLAIM OF LIABILITY BASED ON A DEFECT, WHETHER DISCOVERABLE OR LATENT, WITH RESPECT TO ANY PRODUCT FURNISHED TO BUYER SHALL BE LIMITED TO THE REPLACEMENT OF GOODS OR CREDIT AGAINST FUTURE PRODUCT PURCHASES.

11. **INTERPRETATION AND EXCEPTIONS.** VITAMEDICA sales personnel have no authority to modify or grant exceptions to this policy. All questions regarding the interpretation of this policy must be directed to VITAMEDICA Management at VITAMEDICA headquarters located at 1140 Highland Avenue, Suite 196, Manhattan Beach, CA 90266.

12. **THIS POLICY IS NOT A CONTRACT.** The Policy is a unilateral statement of the intent of VITAMEDICA with respect to the type of account it desires to carry the covered Products. The Policy is not a contract, nor is the Policy an offer to form a contract. VITAMEDICA is not asking, nor will it accept, any agreement about an account's compliance with this Policy. The Policy simply describes the terms under which VITAMEDICA may, at its sole discretion, choose to sell the Products to accounts. VITAMEDICA may, at its own discretion, at any time modify the terms of the Policy.

Account Name:	
List all Website URLs:	
Authorized Signature:	
Date:	

2021 VITAMEDICA Sales Policy

Page 81

2021 VITAMEDICA RETURN GOODS POLICY

RETURN GOODS POLICY

- Prior authorization is required for returnable items. All returns inquiries should be directed to VitaMedica Customer Service at 888-367-8605.

- To be eligible for a return to VitaMedica, returning party must have purchased product directly from VitaMedica. VitaMedica reserves the right to require proof of purchase prior to issuing any credit, refund, or replacement product.

- If merchandise is damaged in transit, or to report a claim for shortage, VitaMedica Customer Service must be notified within ten business days of receipt for a return merchandise authorization (RMA) label.

- The following cases apply as returnable items:
  - Shipment error from VitaMedica (applies to unopened items only)
  - Damaged goods
  - Product defect

- Kit returns must contain all products to be eligible. Items from kits are not to be returned separately. No credit will be given for opened/incomplete kits.

PLEASE NOTE: No return outside of the criteria listed above will be accepted.

GUIDELINES WHEN RETURNING PRODUCT

Please follow these two steps when returning VitaMedica products:

STEP 1:

To receive proper credit, please call VitaMedica Customer Service at 888-367-8605 and provide the following:

- Account ID/Business Name
- Product Name
- Quantity of Each Product
- Reason for Return (i.e. concealed damage)
- Lot Number for Each Product

STEP 2:

Ship returnable items to: VitaMedica Customer Returns, 946 10th Street, Manhattan Beach, CA 90266

PLEASE NOTE: The shipment must include an RMA Number from VitaMedica to receive credit.

ADDITIONAL PROVISIONS

- Credit will be given at original purchase price; credit will not be issued for shipping and handling charges.
- VitaMedica may elect to provide replacement product in lieu of credit.
- Product replacement or credit will be issued for authorized returnable items only.
- If you have any questions regarding VitaMedica products, please contact VitaMedica Customer Service at 888-367-8605.

2021 VitaMedica Return Goods Policy

Page 82

COMPANY DISCLAIMER
VitaMedica reserves the right, prior to issuing credit, to inspect the original purchase documents as proof that the products requested for return were purchased directly from VitaMedica.

Determination shall be made by VitaMedica at its sole discretion. Products unacceptable for credit (non-returnable items) will not be returned to the customer, and will be destroyed. Credit will not be issued for that merchandise.

PRODUCTS NOT ELIGIBLE FOR RETURN

- Product involved in fire, sacrifice or bankruptcy sale; or items that have been damaged due to conditions beyond the control of the manufacturer, such as improper storage, heat, cold, water, smoke, fire, and negligence.
- Product that has been discontinued.
- Product that has been purchased at special pricing.
- Product returned by a party other than the purchaser. Products purchased directly from a VitaMedica account should be returned to the wholesaler for credit.
- Product purchased with specific understanding that it was non-returnable.
- Product that has passed its expiration date.
- Product originally sold through other than normal domestic (US and Puerto Rico) channels of distribution.
- Product that has been repackaged, altered or tampered with.
- Product provided to office as samples, testers or display only.

Seasonal items or products purchased as part of a promotional kit may not be returned unless the product was damaged in shipping or if there is an associated product quality complaint or end-user adverse reaction.

2021 VitaMedica Return Goods Policy

Page 83

SCHEDULE 3.19(b)

Product Liability & Product Returns

(a) Seller does not maintain a reserve for expected product returns and all product returns are accounted for in the period they occur. Except as set forth in Schedule 3.19(b). The Seller has not received any notice of, and to the Knowledge of the Selling Parties, there are not any pending, threatened or potential product returns by any Customer or other individual or entity which purchased, leased or otherwise acquired from Seller any Products. Except as set forth in Seller’s sales and return goods policies, which Selling Parties acknowledge receipt of. The Seller does not have any agreement with a distributor or other reseller permitting a return of unsold Products.

DermStore Return Authorization

Reserve for DermStore Product Return: $12,114.05

VitaMedica Return Authorization #: 2602, July 9, 2021

Wholesale Account Credit Memos

Open Credit Memos to wholesale accounts total $2,330.13

Total
Wholesale Customer	Credit Memo
BLGA-01 Blue Med Center and Spa	$(288.00)
TANY-01 Taranow Plastic Surgery	$(105.30)
BAWA-01 Richard A. Baxter, M.D.	$(17.26)
REVA-01 Renew Health and Wellness	$(10.00)
GOCO-01 Manish Shah, M.D.	$(1,886.77)
BRTX-07 You Only Younger	$(67.55)
PCKY-01 Physician's Center for Beauty	$644.00
VIKY-01 Vibrant Med Beauty Sustained	$(21.00)
DOOH-02 Dorner Plastic Surgery	$(240.00)
REFL-05 Reflections Dermatology	$(239.25)
EATX-01 Guardian Pharmacy	$(36.00)
SHCA-03 Ava M.D.	$(36.00)
SQCO-01 Squires Plastic Surgery	$(27.00)
Total	$(2,330.13)

Page 84

SCHEDULE 3.20

Relationships

Except as set forth on Schedule 3.20, there is no dispute or controversy existing between the Seller and any of Seller’s Customers, and no Customer has indicated in writing or otherwise that it intends to discontinue or decrease its purchases from Seller; and there is no dispute or controversy existing between the Seller and any supplier or other contractor. There is no dispute or controversy existing between the Seller and any of Seller’s suppliers, contractors or vendors (each a “Vendor” and collectively, "Vendors"). None of the Vendors has indicated that it intends to discontinue or materially decrease its supplying of products or services for the Business or increase the prices. Since December 31, 2020, there are and have been no renegotiations or attempts to renegotiate or outstanding rights to renegotiate any rights or obligations under any agreement with any Customer or any of the Vendors.

Termination of Dermstore and VitaMedica Brand Agreement

On July 1, 2021, VitaMedica provided a 90-day notice to DermStore that the Agreement for Purchase of Goods between VitaMedica and DermStore was terminating.

On July 6, 2021, DermStore management confirmed receipt of letter and email notification, agreed to the termination and opted to return all remaining inventory of VitaMedica products.

Receipt of inventory return is expected by August 6, 2021.

Page 85

SCHEDULE 3.21

Real Property

(a) Seller leases the real property located at 22109 S. Vermont Ave., Torrance, CA 90502 pursuant to the Warehouse Lease. A true, accurate and complete copy of the Warehouse Lease is attached as Schedule 3.21. The Warehouse Lease is in full force and effect and there are no breaches under the Warehouse Lease.

Warehouse Lease

Attached copy of warehouse lease between VitaMedica Corporation and Vermont Business Park, LTD

3-year term lease, starting on March 1, 2018 – March 1, 2021

Year 1 Monthly Payments: $4,900 + $300 Common area fee = $5,200

Year 2 Monthly Payments: $5,047 + $300 Common area fee = $5,347

Year 3 Monthly Payment: $5,198 + $300 Common area fee = $5,498

Effective March 1, 2021, paying month-to-month at $5,498

Vermont Business Park notified tenant on June 7, 2021 of termination of the lease on March 31, 2021, and that the warehouse property was under escrow to be sold and that occupancy was on a month-to-month basis until November 30, 2021 when property needs to be vacated.

Page 86

Schedule 3.22

VitaMedica Registered Trademarks

Registered Servicemarks and Trademarks

Servicemark or Trademark	U.S. or Canadian Registration No.	Registration Date
VitaMedica®	2257939	June 29, 1999
VitaMedica®	1166148 WIPO International – Australia, China, EU, Japan, Mexico, S. Korea, New Zealand, Norway, Russian Federation, Singapore, Switzerland, Turkey 1003415 - Canada	June 14, 2013 August 23, 2018
The Science of Natural Health®	2395135	October 17, 2020
Protecting Inner Beauty®	2470334	July 17, 2001
DermalNutrients®	3083996	April 18, 2006
SurgiLax®	4998941	July 12, 2016
LeanBiotics®	4956519	May 10, 2016
LeanBiotics®	908766530 Brazil 1258575 Madrid Protocol - Switzerland, China, Colombia, EU, Israel, Japan, S. Korea, Mexico, Norway 1710949 Australia 1024649 New Zealand	June 27, 2017 July 30, 2015 November 4, 2015 December 1, 2015

Page 87

Registered Copyrights

Copyright	Author	U.S. Registration No.	Registration Date
LeanBiotics® (books, publications, website)	VitaMedica Corporation	5423676	March 13, 2018
Gastronaut® (Consumer Membership Program)	VitaMedica Corporation	5401897	February 13, 2018
The Q Prescription® (downloadable electronic publications)	VitaMedica Corporation	5418499	March 6, 2018

Schedule 3.22

VitaMedica Patent Applications

Patent	Application Number	Application Date
Formulations for Beneficially Altering the Microbiome	15/087,426	03/31/2016*

*Utility patent was abandoned in 2018

Page 88

SCHEDULE 3.26

Insurance

Insurance.

The Seller maintains general liability insurance on an occurrence basis, which shall remain in effect through and after the Closing Date. Schedule 3.26 sets forth a complete list of, and the following information for, all product liability insurance policies currently in force and those which were in force during any of the last three (3) calendar years, which name the Seller as an insured or beneficiary or as a loss payable payee, or for which the Seller has paid or is obligated to pay all or part of the premiums:

(i) the name, address, and telephone number of the agent;

(ii) the name of the insurer, the name of the policyholder, and the name of each covered insured; and

(iii) the policy number and the period of coverage.

With respect to each currently in force insurance policy, to the Seller’s Knowledge the policy is legal, valid, binding and in full force and effect. Seller shall provide copies of the certificate(s) of insurance for all such currently in force insurance policies to Buyer at Closing.

Product Liability Insurance

	2019	2020	2021
Agent	Bolton & Company 3475 E. Foothill Blvd Suite 100 Pasadena, CA 91107	Bolton & Company 3475 E. Foothill Blvd Suite 100 Pasadena, CA 91107	Bolton & Company 3475 E. Foothill Blvd Suite 100 Pasadena, CA 91107
Name of Insurer	Evanston Insurance Co. Ohio Security Ins. Co.	Evanston Insurance Co. Ohio Security Ins. Co.	Evanston Insurance Co. Ohio Security Ins. Co.
Name of Policyholder	VitaMedica Corporation	VitaMedica Corporation	VitaMedica Corporation
Policy Number &	MKLV5PPD000153	MKLV5PPD001786	MKLV5PPD003678
Period of Coverage	12/31/18 – 12/31/19	12/31/19 – 12/31/20	12/31/20 – 12/31/21
Name of Each Covered Insured	Houston Methodist University of Miami DermStore	Houston Methodist University of Miami DermStore	Houston Methodist University of Miami DermStore

Page 89

SCHEDULE 3.26

Insurance

Business Property Insurance

	2019	2020	2021
Agent	Bolton & Company 3475 E. Foothill Blvd Suite 100 Pasadena, CA 91107	Bolton & Company 3475 E. Foothill Blvd Suite 100 Pasadena, CA 91107	Bolton & Company 3475 E. Foothill Blvd Suite 100 Pasadena, CA 91107
Name of Insurer	Liberty Mutual	Liberty Mutual	Liberty Mutual
Name of Policyholder	VitaMedica Corporation	VitaMedica Corporation	VitaMedica Corporation
Policy Number &	USA (21) 58 68 01 08	USA (21) 58 68 01 08	USA (22) 58 68 01 08
Period of Coverage	4/1/19 – 4/1/20	4/1/20 – 4/1/21	4/1/21 – 4/1/22
Name of Each Covered Insured	De Lage Landen Financial Services, Inc.	De Lage Landen Financial Services, Inc.	De Lage Landen Financial Services, Inc.

Worker’s Compensation

	2019	2020	2021
Agent	Bolton & Company 3475 E. Foothill Blvd Suite 100 Pasadena, CA 91107	Bolton & Company 3475 E. Foothill Blvd Suite 100 Pasadena, CA 91107	Bolton & Company 3475 E. Foothill Blvd Suite 100 Pasadena, CA 91107
Name of Insurer	The Hartford	The Hartford	The Hartford
Name of Policyholder	VitaMedica Corporation	VitaMedica Corporation	VitaMedica Corporation
Policy Number &	72 WEC AA5RRC	72 WEC AA5RRC	72 WEC AA5RRC
Period of Coverage	9/1/18 – 9/1/19	9/1/19 – 9/1/20	9/1/20 – 9/1/21
Name of Each Covered Insured	CA Based Employees FL Based Employee NY Based Employee	CA Based Employees FL Based Employee NY Based Employee	CA Based Employees FL Based Employee NY Based Employee

Page 90

SCHEDULE 3.26

Insurance

Cyberliability

	2019	2020	2021
Agent	Bolton & Company 3475 E. Foothill Blvd Suite 100 Pasadena, CA 91107	Bolton & Company 3475 E. Foothill Blvd Suite 100 Pasadena, CA 91107	Bolton & Company 3475 E. Foothill Blvd Suite 100 Pasadena, CA 91107
Name of Insurer	CFC	CFC	CFC
Name of Policyholder	VitaMedica Corporation	VitaMedica Corporation	VitaMedica Corporation
Policy Number &	INT-PNW-317-326	INT-PNM-598-102 2019-09-01	INT-PNM-598-102 2020-09-01
Period of Coverage	9/1/18 – 9/1/19	9/1/19 – 9/1/20	9/1/20 – 9/1/21
Name of Each Covered Insured	VitaMedica Corporation	VitaMedica Corporation	VitaMedica Corporation

Health Insurance

	2019	2020	2021
Agent	Erik Mikelson Ceterana Networks	Erik Mikelson Ceterana Networks	Erik Mikelson Ceterana Networks
Name of Insurer	Anthem Blue Cross	Anthem Blue Cross	Anthem Blue Cross
Name of Policyholder	VitaMedica Corporation	VitaMedica Corporation	VitaMedica Corporation
Policy Number &	Group 201849	Group 201849	Group 201849
Period of Coverage	12/1/18 – 12/1/19	12/1/19 – 12/1/20	12/1/20 – 12/1/21
Name of Each Covered Insured	VitaMedica Employees (8)	VitaMedica Employees (8)	VitaMedica Employees (8)

*Health insurance is also provided to David H. Rahm through Medicare, Blue Shield of CA and SilverScript.

Page 91

SCHEDULE 3.28

No Material Adverse Change

None.

Page 92

SCHEDULE 6.4 – Unfulfilled Vendor Purchase Orders

Date	PO#	Name	Amount	Deposit	Billed/Paid	Amt Due	Est Due Date
2/25/2021	2264	Paragon Labs	$13,312.00	$0.00	$0.00	$13,312.00	9/15/2021
6/23/2021	2306	Eurofins	$11,352.52	$0.00	$0.00	$11,352.52	9/15/2021
2/25/2021	2263	Robinson Pharma, Inc.	$34,031.84	$0.00	($10,998.60)	$23,033.24	9/30/2021
12/24/2020	2233	Robinson Pharma, Inc.	$27,562.68	$0.00	$0.00	$27,562.68	9/30/2021
6/15/2021	2295	Multi-Pak Corporation	$3,696.00	$0.00	$0.00	$3,696.00	9/30/2021
6/15/2021	2296	Multi-Pak Corporation	$3,157.00	$0.00	$0.00	$3,157.00	9/30/2021
2/26/2021	2265	Multi-Pak Corporation	$7,392.00	$0.00	$0.00	$7,392.00	9/30/2021
4/22/2021	2276	Robinson Pharma, Inc.	$27,495.60	$0.00	$0.00	$27,495.60	9/30/2021
4/16/2021	2278	Lifetech Resources	$67,040.00	($32,670.00)	$0.00	$34,370.00	9/30/2021
4/16/2021	2277	Apotheca Inc.	$47,700.00	($11,600.00)	$0.00	$36,100.00	10/1/2021
2/18/2021	2254	Robinson Pharma, Inc.	$94,119.99	$0.00	$0.00	$94,119.99	10/1/2021
2/18/2021	2255	Robinson Pharma, Inc.	$106,458.70	$0.00	$0.00	$106,458.70	10/1/2021
2/25/2021	2260	Multi-Pak Corporation	$22,567.50	$0.00	$0.00	$22,567.50	10/1/2021
5/15/2021	2285	Apotheca Inc.	$106,300.00	($26,250.00)	$0.00	$80,050.00	10/31/2021
2/25/2021	2261	Robinson Pharma, Inc.	$46,795.59	$0.00	$0.00	$46,795.59	12/31/2021
2/25/2021	2262	Robinson Pharma, Inc.	$29,632.66	$0.00	$0.00	$29,632.66	12/31/2021
6/19/2021	2299	Paragon Labs	$21,396.00	$0.00	$0.00	$21,396.00	12/31/2021
6/19/2021	2298	Robinson Pharma, Inc.	$108,599.99	$0.00	$0.00	$108,599.99	1/31/2022
6/19/2021	2300	Multi-Pak Corporation	$22,567.50	$0.00	$0.00	$22,567.50	1/31/2022
6/22/2021	2303	Robinson Pharma, Inc.	$34,834.66	$0.00	$0.00	$34,834.66	1/31/2022
7/23/2021	2307	FillItPackIt	$1,950.00	$0.00	$0.00	$1,950.00	1/31/2022
Total Manufacturing:			$837,962.23	($70,520.00)	($10,998.60)	$756,443.63

9/9/2020	2198	O. Berk Company	$31,783.13	$0.00	$0.00	$31,783.13	7/31/2021
6/3/2021	2287	Zapp Printing	$14,400.00	$0.00	$0.00	$14,400.00	8/31/2021
6/9/2021	2289	Multi-Color Label	$4,805.90	$0.00	$0.00	$4,805.90	8/31/2021
6/9/2021	2290	Multi-Color Label	$2,623.58	$0.00	$0.00	$2,623.58	8/31/2021
6/9/2021	2291	Multi-Color Label	$884.12	$0.00	$0.00	$884.12	8/31/2021
4/15/2021	2273	O. Berk Company	$20,234.32	$0.00	($5,306.41)	$14,927.91	10/1/2021
9/9/2020	2305	O. Berk Company	$37,791.00	$0.00	$0.00	$37,791.00	3/31/2022
Total Packaging:			$112,522.05	$0.00	($5,306.41)	$107,215.64

7/6/2021	2304	Primary Color	$3,100.00	$0.00	$0.00	$3,100.00	8/20/20221
6/22/2021	2301	Primary Color	$1,275.00	$0.00	$0.00	$1,275.00	8/20/2021
6/22/2021	2302	Primary Color	$2,804.00	$0.00	$0.00	$2,804.00	8/31/2021
6/15/2021	2294	Morgan Chaney	$14,087.75	($6,403.75)	$0.00	$7,684.00	12/31/2021
Total Marketing:			$21,266.75	($6,403.75)	$0.00	$14,863.00

TOTAL:			$971,751.03	($76,923.75)	($16,305.01)	$878,522.27

Page 93